                                                       Exhibit 4.8 & 10.4



_________________________________________________________________




                                CREDIT AGREEMENT

                                     among

                             HANCOCK FABRICS, INC.

                                      and

                 NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION,
                                    as Agent

                                      and

                         LENDERS AS SIGNATORIES HERETO

                                    ________


                     $60,000,000 Revolving Credit Facility


                         Dated as of September 20, 1993




 _________________________________________________________________

                               TABLE OF CONTENTS


                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1   Definitions  . . . . . . . . . . . . . . .   1
SECTION 1.2   Classes and Types of Loans . . . . . . . .  14

                                  ARTICLE II

                           REVOLVING FACILITY TERMS

SECTION 2.1   Syndicated Loans . . . . . . . . . . . . .  15
SECTION 2.2   Advances of Syndicated Loans . . . . . . .  15
SECTION 2.3   Competitive Bid Loans  . . . . . . . . . .  16
SECTION 2.4   Payments . . . . . . . . . . . . . . . . .  20
SECTION 2.5   Prepayment . . . . . . . . . . . . . . . .  20
SECTION 2.6   Notes  . . . . . . . . . . . . . . . . . .  21
SECTION 2.7   Lending Offices  . . . . . . . . . . . . .  21
SECTION 2.8   Pro Rata Payments  . . . . . . . . . . . .  22
SECTION 2.9   Deficiency Advances  . . . . . . . . . . .  22
SECTION 2.10  Adjustments by Agent . . . . . . . . . . .  22
SECTION 2.11  Extension of Termination Date  . . . . . .  23
SECTION 2.12  Commitment Fees  . . . . . . . . . . . . .  23

                                 ARTICLE III

                         INTEREST ON SYNDICATED LOANS

SECTION 3.1   Applicable Interest Rates  . . . . . . . .  24
SECTION 3.2   Procedure for Exercising Interest Rate
                Options  . . . . . . . . . . . . . . . .  24
SECTION 3.3   Floating Rate  . . . . . . . . . . . . . .  25
SECTION 3.4   Fixed Rate . . . . . . . . . . . . . . . .  25

                                  ARTICLE IV

   TERMINATION OF LIBOR-BASED RATE AND YIELD PROTECTION

SECTION 4.1   Suspension of Loans  . . . . . . . . . . .  26
SECTION 4.2   Compensation . . . . . . . . . . . . . . .  27
SECTION 4.3   Taxes  . . . . . . . . . . . . . . . . . .  28

                                  ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

SECTION 5.1   Organization, Powers, Existence, etc.       30
SECTION 5.2   Authorization of Borrowing, etc. . . . . .  30
SECTION 5.3   Liabilities  . . . . . . . . . . . . . . .  30
SECTION 5.4   Taxes. . . . . . . . . . . . . . . . . . .  31

SECTION 5.5   Litigation . . . . . . . . . . . . . . . .  31
SECTION 5.6   Agreements.  . . . . . . . . . . . . . . .  31
SECTION 5.7   Use of Proceeds. . . . . . . . . . . . . .  31
SECTION 5.8   ERISA  . . . . . . . . . . . . . . . . . .  31
SECTION 5.9   Subsidiaries . . . . . . . . . . . . . . .  31
SECTION 5.10  Principal Place of Business  . . . . . . .  32
SECTION 5.11  Compliance with Laws . . . . . . . . . . .  32
SECTION 5.12  Disclosure . . . . . . . . . . . . . . . .  32
SECTION 5.13  Title to Properties  . . . . . . . . . . .  32

                                  ARTICLE VI

                        GENERAL CONDITIONS OF LENDING

SECTION 6.1   Representations and Warranties . . . . . .  33
SECTION 6.2   No Default . . . . . . . . . . . . . . . .  33
SECTION 6.3   Supporting Documents . . . . . . . . . . .  33

                                 ARTICLE VII

                      GENERAL COVENANTS OF THE BORROWER

SECTION 7.1   Existence, Properties, etc.  . . . . . . .  35
SECTION 7.2   Payment of Indebtedness, Taxes, etc. . . .  35
SECTION 7.3   Financial Statements, Reports, etc.  . . .  35
SECTION 7.4   Litigation Notice  . . . . . . . . . . . .  37
SECTION 7.5   Default Notice . . . . . . . . . . . . . .  37
SECTION 7.6   Further Assurances . . . . . . . . . . . .  37
SECTION 7.7   Insurance  . . . . . . . . . . . . . . . .  37
SECTION 7.8   Covenants Regarding Financial Condition. .  38
SECTION 7.9   Continuation of Current Business . . . . .  40
SECTION 7.10  Cooperation; Inspection of Properties  . .  40
SECTION 7.11  Use of Proceeds  . . . . . . . . . . . . .  40
SECTION 7.12  Fiscal Year  . . . . . . . . . . . . . . .  40

                                 ARTICLE VIII

                        EVENTS OF DEFAULT AND REMEDIES

SECTION 8.1   Events of Default  . . . . . . . . . . . .  41
SECTION 8.2   Agent to Act . . . . . . . . . . . . . . .  42
SECTION 8.3   Cumulative Rights  . . . . . . . . . . . .  42
SECTION 8.4   No Waiver  . . . . . . . . . . . . . . . .  43
SECTION 8.5   Default  . . . . . . . . . . . . . . . . .  43
SECTION 8.6   Allocation of Proceeds . . . . . . . . . .  43

                                  ARTICLE IX

                                  THE AGENT

SECTION 9.1   Appointment  . . . . . . . . . . . . . . .  44
SECTION 9.2   Attorneys-in-fact  . . . . . . . . . . . .  44
SECTION 9.3   Limitation on Liability  . . . . . . . . .  44

        SECTION 9.4   Reliance . . . . . . . . . . . . . . . . .  44
        SECTION 9.5   Notice of Default  . . . . . . . . . . . .  45
        SECTION 9.6   No Representations . . . . . . . . . . . .  45
        SECTION 9.7   Indemnification  . . . . . . . . . . . . .  46
        SECTION 9.8   Lender . . . . . . . . . . . . . . . . . .  46
        SECTION 9.9   Resignation or Removal of Agent  . . . . .  46
        SECTION 9.10  Sharing of Payments# etc.  . . . . . . . .  47
        SECTION 9.11  Fees . . . . . . . . . . . . . . . . . . .  47
        SECTION 9.12  Independent Agreements . . . . . . . . . .  48

                                  ARTICLE X

                             MISCELLANEOUS . . . . . . . . . . .  49
        SECTION 10.1  Assignments and Participations . . . . . .  49
        SECTION 10.2  Notices. . . . . . . . . . . . . . . . . .  51
        SECTION 10.3  Setoff . . . . . . . . . . . . . . . . . .  52
        SECTION 10.4  Survival . . . . . . . . . . . . . . . . .  52
        SECTION 10.5  Expenses . . . . . . . . . . . . . . . . .  52
        SECTION 10.6  Amendments . . . . . . . . . . . . . . . .  53
        SECTION 10.7  Counterparts . . . . . . . . . . . . . . .  54
        SECTION 10.8  Waivers by Borrower. . . . . . . . . . . .  54
        SECTION 10.9  Termination  . . . . . . . . . . . . . . .  54
        SECTION 10.10 Governing Law  . . . . . . . . . . . . . .  55
        SECTION 10.11 Indemnification  . . . . . . . . . . . . .  55
        SECTION 10.12 Agreement Controls . . . . . . . . . . . .  56
        SECTION 10.13 Successors and Assigns . . . . . . . . . .  56



Exhibit A   -  Lenders and Applicable Commitment Percentages
Exhibit B   -  Form of Assignment and Acceptance
Exhibit C   -  Form of Authorized Officer Certificate
Exhibit D   -  Request for Advance or Interest Rate Election
Exhibit E   -  Form of Competitive Bid Quote Confirmation
Exhibit F   -  Form of Notice of Acceptance of Competitive Bid Quotes
Exhibit G-1 -  Form of Syndicated Note
Exhibit G-2 -  Form of Competitive Bid Note
Exhibit H   -  Form of Compliance Certificate
Exhibit I   -  Summary of Insurance
Exhibit J   -  Subsidiaries
Exhibit K   -  Liens

                                CREDIT AGREEMENT


        THIS CREDIT AGREEMENT dated as of September 20, 1993 (this "Agreement") is entered into by and among HANCOCK FABRICS, INC., a Delaware corporation (the "Borrower"), the Lenders as signatories hereto (the "Lenders") and NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, a national banking association (the "Agent").

                                   ARTICLE I

                                  DEFINITIONS

        SECTION 1.1 Definitions. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                 All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with GAAP applied on a Consistent Basis.

                 All references in this Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this Agreement as originally executed.

                 The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                 The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

                 All Article and Section captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Agreement.

                 Words importing the singular number shall mean and include the plural number and visa versa.

                 All recitals set forth in this Agreement are hereby incorporated in the operative provisions of this Agreement.

                 No inference in favor of or against either party shall be drawn from the fact that such party or its counsel has drafted any portion hereof.

                 Absolute Rate has the meaning assigned to such term in Section 2.3(c) (ii) (D) hereof.

                 Absolute Rate Auction means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.3 hereof.

        Absolute Rate Loans means the Competitive Bid Loans the interest rates on which are determined on the basis of Absolute Rates set at Absolute Rate Auctions.

        Actua1/360 Basis means a method of computing interest or other charges hereunder on the basis of an assumed year of 360 days for actual number of days elapsed, meaning that interest or other charges accrued for each day will be computed by multiplying the rate applicable on that day by the unpaid principal balance (or other relevant sum) on that day and dividing the result by 360.

        Advance means a borrowing under the Revolving Facility consisting of the aggregate principal amount of a Syndicated Loan or a Competitive Bid Loan.

        Affiliate of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        Applicable Base Rate means:

                   (i) for any CD Loan, in respect of the Interest Period specified by the Authorized Officer in the Request for Advance or Interest Election for such CD Loan, the per annum rate of interest (expressed as a percentage and rounded upwards if necessary to the nearest 1/100 of 1%) (which shall be the same for each day of such Interest Period) determined in good faith by the Agent in accordance with the usual procedures for its customers generally to be the average of the secondary market bid rates at approximately 10:00 A.M., Atlanta, Georgia time on the first day of such Interest Period of at least two dealers of recognized standing in negotiable certificates of deposit for the purchase at face value of negotiable certificates of deposit of major money center banks for delivery on such day in an amount approximately equal to the principal amount of, and for a period comparable to the Interest Period for, such CD Loan and maturing at the end of such Interest Period, and

                   (ii) for any LIBOR Loan, in respect of the Interest Period specified by the Authorized Officer in the Request for Advance or Interest Election for such LIBOR Loan, the rate (expressed as a percentage and rounded upward if necessary to the nearest 1/100 of 1%) (which shall be the same for each day of such Interest Period) determined by the Agent in good faith in accordance with its usual procedures for its customers generally to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 A.M. London time two (2) LIBOR Business Days prior to the commencement of the applicable Interest Period in an amount approximately equal to the principal amount of, and for a period applicable to the Interest Period for, such LIBOR Loan.

        Applicable Commitment Percentage means, for each Lender, a fraction, the numerator of which shall be the then amount of such Lender's Commitment and the denominator of which shall be the Revolving Facility, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A attached hereto and incorporated herein by reference; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 10.1 hereof.

        Applicable Lending Office means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

        Applicable Reserve Requirement means, for any CD Loan or LIBOR Loan with respect thereto, the maximum aggregate rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained with respect thereto under Regulation D by the member banks of the Federal Reserve System against nonpersonal Dollar time deposits in an amount of $100,000 or more in the case of any CD Loan. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Applicable Base Rate is to be determined or
(ii) any category of extensions of credit or other amounts which include CD Loans or LIBOR Loans.

        Assessment Rate means the rate per annum (rounded upward to the nearest 1/100 of 1%) determined in good faith by the Agent in accordance with its usual procedures for its customers generally (which determination shall be conclusive absent manifest error) to be the maximum effective assessment rate per annum payable by a bank insured by the Federal

Deposit Insurance Corporation (or any successor) on such day of determination for insurance on Dollar time deposits, exclusive of any credit allowed against such annual assessment on account of assessment payments made or to be made by such bank and exclusive of any adjustments not applicable to banks generally. The CD Rate shall be adjusted automatically as of the effective date of each change in the Assessment Rate.

     Assignment and Acceptance means an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered in connection with an assignment of a portion of the Lender's interest under this Agreement pursuant to Section 10.1.

     Authorized Officer means any of the Chairman, President, Senior Vice Presidents or Vice Presidents of the Borrower or, with respect to financial matters, the Treasurer or Chief Financial Officer of the Borrower or any other person expressly designated by the Board of Directors (or the appropriate committee thereof) of the Borrower as an Authorized Officer for purposes of this Agreement, as set forth from time to time in a certificate in the form attached hereto as Exhibit C.

     Average Inventory means, for any Fiscal Quarter, the average of the costs of consolidated inventories of the Borrower and its Subsidiaries at the beginning of such Fiscal Quarter and their costs of consolidated inventories at the end of such Fiscal Quarter.

     Business Day means (a) any day on which commercial banks are not authorized or required to close in Atlanta, Georgia and (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a LIBOR Loan or a LIBOR Market Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

     Capital Expenditure means any expenditure or liability that is properly charged to a capital account or otherwise capitalized on the consolidated balance sheet in accordance with generally accepted accounting principles.

     Capitalized Leases means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

     Cash Flow means for the periods indicated, the sum of Net Income, plus amounts that have been deducted for (i) depreciation and amortization and (ii) LIFO Charges.

     CD Loan means all of the Loans for which the rate of interest is determined by reference to the CD Rate.

     CD Rate means, for any CD Loan, the rate of interest per annum determined pursuant to the following formula:

                    Applicable Base Rate
                    --------------------
     CD Rate =      1 - Applicable          +      Assessment Rate   +   .50%
                     Reserve Requirement

     Class shall have the meaning assigned to such term in Section 1.2 hereof.

     Closing Date means the date of this Agreement.

     Commitment means, as to each Lender, the obligation of such Lender to make Syndicated Loans pursuant to Section 2.1 hereof in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite such Lender's name on the signature pages hereof under the caption "Commitment"; provided that the Commitment of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with
Section 10.1 hereof.

     Competitive Bid Borrowing shall have the meaning assigned to such term in
Section 2.3(b) hereof.

     Competitive Bid Commitment means the amount which a Lender has offered to loan to the Borrower pursuant to a Competitive Bid Quote by such Lender not to exceed in the aggregate the amount of the Revolving Facility.

     Competitive Bid Loans means the Loans provided for by Section 2.3 hereof.

     Competitive Bid Notes means the promissory notes provided for by Section 2.8(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

     Competitive Bid Quote means an offer in accordance with Section 2.3(c) hereof by a Lender to make a Competitive Bid Loan with one single specified interest rate.

     Competitive Bid Quote Request has the meaning assigned to such term in
Section 2.3(b) hereof.

Compliance Certificate has the meaning attributed to that term in Section 7.3(3) below.

     Consistent Basis in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 5.3 hereof.

     Convert, Conversion and Converted shall refer to a conversion pursuant to
Section 3.2 hereof of one Type of Syndicated Loan into another Type of Syndicated Loan, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

     Cost of Goods Sold means, for any Fiscal Quarter, the consolidated cost of goods sold of the Borrower and its Subsidiaries for such Fiscal Quarter.

     Credit Obligations means the Revolving Facility Obligations and all other obligations and debts owing to the Lenders, and arising under the terms of this Agreement, the Notes and the other Loan Documents, whether now or hereafter incurred, existing or arising, including the principal amount of all Advances, any sums expended by the Agent or the Lenders in exercising the rights and remedies described in Section 8.1 and all accrued interest on Advances and all costs, fees, charges and expenses incurred and payable in connection therewith, including fees payable under the terms of, or in connection with, this Agreement, and all other obligations and debts owing to the Agent or the Lenders arising in connection with, ancillary to, or in support of Advances and all extensions, alterations, modifications, revisions and renewals of any of the foregoing.

     Debt of any Person means, without duplication, (i) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of borrowed money or for reimbursement of drafts drawn under letters of credit, (ii) all obligations to pay the deferred purchase price of property or assets except trade accounts payable in the ordinary course of business, (iii) all obligations of such Person as lessee under Capitalized Leases, (iv) all indebtedness secured by any Lien on, property of such Person, whether or not the indebtedness secured thereby shall have been assumed and (v) all Guaranteed Obligations.

     Default means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default, unless cured or waived pursuant to the terms of this Agreement.

     Dollars and the symbol $ mean dollars constituting legal tender for the payment of public and private debts in the United States of America.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

     Event of Default has the meaning assigned to such term in Article VIII hereof.

     Excess Common Stock Repurchase means any amounts paid for the repurchase by the Borrower of its common stock as consented to by the Required Lenders in their sole discretion.

     Federal Funds Effective Rate means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published for any Business Day, and (b) if such rate is not so published for any Business Day, the Federal Funds Effective Rate for such Business Day shall be the average rate charged to the Agent on such Business Day on such transactions as determined by the Agent.

     Fiscal Quarter means any fiscal quarter of the Borrower.

     Fiscal Year means any fiscal year of the Borrower.

     Fiscal Year End means the last day of the Borrower's Fiscal Year.

     Fixed Rate means the Absolute Rate, the CD Rate or the LIBOR-Based Rate.

     Fixed Rate Loans means Loans that bear interest at a Fixed Rate.

     Fixed Rate Segment means a Segment to which a Fixed Rate is (or is proposed to be) applicable.

     Floating Rate means the higher of the (i) Prime Rate or (ii) the Federal Funds Effective Rate plus 1/2% per annum.

     Floating Rate Loans means Syndicated Loans that bear interest at rates based upon the Floating Rate.

     GAAP means generally accepted accounting principles as set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

     Governmental Authority means any federal, state, county or municipal agency, authority, department, commission, bureau, board or court.

     Governmental Requirements means all laws, rules, regulations, requirements, ordinances, judgments, decrees, codes and orders of any Governmental Authority applicable to the Borrower or its Subsidiaries.

     Guaranteed Obligations of any Person means all guaranties, endorsements, assumptions and other contingent obligations with respect to, or to purchase or to otherwise pay or acquire, Debt of others; provided, however, that such term shall not include endorsements for collection or deposit in the ordinary course of business; and provided further, obligations under leases and other contracts initially incurred directly by another Person and subsequently directly assumed by the Person in question, but such term shall include obligations that, if the same had been initially incurred directly by the Person in question, would have constituted Guaranteed Obligations.

     Income Available for Debt Service for any period means Net Income for such period plus amounts that have been deducted in determining Net Income for such period for (i) depreciation, (ii) amortization, (iii) Interest Expense, (iv) Lease Payments and (v) taxes on income.

     Interest Expense means interest payable on Debt (including the component of amounts payable under capitalized leases attributable to interest) during the period in question.

     Interest Period means: (1) with respect to each LIBOR Loan, the period commencing on the date of such Advance or Conversion and ending one, two or three months thereafter, as the Borrower may elect in the applicable Request for Advance or Interest Election; provided that:

        (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

        (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

        (c) no Interest Period shall end after the Termination Date.

(2) with respect to each CD Loan, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Advance/Interest Election Borrowing; provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided further that no Interest Period shall end after the Termination Date.

(3) with respect to each Floating Rate Loan, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

(4) with respect to each Competitive Bid Loan, the period commencing on the date of such Borrowing and ending on such date as may be mutually agreed upon by the Borrower and the Lender or Lenders making the Competitive Bid Loan or Loans, as the case may be, comprising such Competitive Bid Loan; provided that no Interest Period for a Competitive Bid Loan shall end after the Termination Date.

     Lease Payments means all amounts payable under any lease agreement, including, but not limited to, rents, taxes, insurance, percentage rental, repairs and operating costs, other than obligations under Capitalized Leases that constitute Debt.

     Liabilities of any person means obligations that are properly classified as liabilities under GAAP.

     LIBOR Auction means a solicitation of Competitive Bid Quotes setting forth LIBOR Margins based on the LIBOR-Based Rate pursuant to Section 2.3 hereof.

     LIBOR-Based Rate means, for any LIBOR Loan for which the rate of interest is determined pursuant to the following formula:

                                 Applicable Base Rate
     LIBOR-Based Rate =  ---------------------------------   +  .40%
                         1 - Applicable Reserve Requirement

     LIBOR Loans means Syndicated Loans for which interest rates are determined on the basis of LIBOR Based Rates.

     LIBOR Margin has the meaning assigned to such term in Section 2.3 (c)(ii)
(C) hereof.

     LIBOR Market Loans means Competitive Bid Loans interest rates on which are determined on the basis of LIBOR-Based Rates pursuant to a LIBOR Auction.

     LIFO Charges means deductions from income because of LIFO accounting methods.

     Lien means any mortgage, pledge, assignment, charge, encumbrance, lien, security interest or financing lease.

     Loan Documents means this Agreement, the Notes and all other agreements, instruments and documents executed or delivered at any time in connection with the Credit Obligations, or to evidence or secure any of the Credit Obligations.

     Loans means the aggregate outstanding principal amount of all Syndicated Loans and Competitive Bid Loans.

     Margin Stock has the meaning attributed to that term in Regulation U of the Federal Reserve Board, as amended.

     NationsBank means NationsBank of Georgia, National Association, as a Lender and any successor thereof.

     Net Income means the gross revenues less all operating and non-operating expenses, including taxes on income, all determined in accordance with GAAP applied on a Consistent Basis.

     Notes means the Syndicated Notes and the Competitive Bid Notes.

     Opinion of Counsel means a favorable written opinion of an attorney or firm of attorneys, satisfactory to the Agent, and who is not an employee of the Borrower or of an Affiliate of the Borrower.

     PBGC means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor to all or any of the Pension Benefit Guaranty Corporation,s functions under ERISA.

     Permitted Encumbrances means:

     (1) taxes, assessments and other governmental charges that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued;

         (2) mechanics', materialmen's, contractor's liens or liens arising in the ordinary course of business, securing obligations that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued;

         (3) restrictions, exceptions, reservations, easements, conditions, limitations and other matters of record other than Liens that do not have a materially adverse effect on the value or utility of the property;

         (4) Liens in favor of the Agent, if any, for the benefit of the Lenders under this Agreement;

         (5) Liens and other matters approved in writing by the Required Lenders; and

         (6) Liens in favor of landlords, the amount secured by which landlords, Liens, in the aggregate, would not materially adversely affect the Borrower.

         Permitted Investments means:

         (1) direct obligations of, or obligations the payment of which is guaranteed by, the United States of America or an interest in any trust or fund that invests solely in such obligations or repurchase agreements, properly secured, with respect to such obligations;

         (2) direct obligations of agencies or instrumentalities of the United States of America having a rating of A or higher by Standard & Poor's Corporation or A2 or higher by Moody's Investors Service, Inc.;

         (3) a certificate of deposit or eligible banker's acceptances issued by, or other interest-bearing deposits with, a bank having its principal place of business in the United States of America and having equity capital of not less than $250,000,000;

         (4) a certificate of deposit by, or other interest-bearing deposits with, any other bank organized under the laws of the United States of America or any state thereof, provided that such deposit is either (i) insured by the Federal Deposit Insurance Corporation or (ii) properly secured by such bank by pledging direct obligations of the United States of America having a market value not less than the face amount of such deposits;

         (5) the capital stock of and partnership interests in, and loans made by the Borrower to Subsidiaries;

          (6) prime commercial paper maturing within 270 days of the acquisition thereof and, at the time of acquisition, having a rating of A-1 or higher by Standard & Poor's Corporation, or P-1 or higher by Moody's Investors Service, Inc.;

          (7) repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year, in each case having a rating, or that is the full recourse obligation of a person whose senior debt is rated, A or higher by Standard & Poor's Corporation or A2 or higher by Moody's Investors Service, Inc.; and

          (8) any other investment having a rating of A or higher or A-1 or higher by Standard & Poor's Corporation or A2 or higher or P-1 or higher by Moody's Investors Service, Inc.

          Person or person means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

          Prime Rate means that rate of interest designated by the Agent from time to time as its "prime rate", it being expressly understood and agreed that its prime rate is merely an index rate used by the Agent to establish lending rates and is not necessarily the Agent's most favorable lending rate, and that changes in the Agent's prime rate are discretionary with the Agent. Any change in the Prime Rate shall be effective as of the date of such change.

          Principal Office means the principal office of the Agent located at 600 Peachtree Street, N.E., 21st Floor, Atlanta, Georgia 30308-2213.

          Regulatory Change means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including with respect to "highly leveraged transactions," whether or not having the force of law, whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

          Request for Advance or Interest Election shall have the meaning attributed to that term in Section 2.2.

          Required Lenders means at any time during which an Event of Default does not exist, the Lenders having at least 66-2/3% of the aggregate amount of the Commitments or, if the Commitments shall have terminated or an Event of Default has occurred, Lenders holding at least 66-2/3% of the aggregate unpaid principal amount of the Loans. If any Lender shall have failed to fund its portion of any Syndicated Loan pursuant to Section 2.1 and the Agent has made such Loan on such Lender's behalf, the Agent shall be deemed the holder of such portion of such Lender's Commitment for purposes of this definition.

          Revolving Facility means the credit facility made available to the Borrower by the Lenders under the terms of Article II in an aggregate amount of up to $60,000,000 as reduced by Borrower pursuant to Section 2.5 hereof.

          Revolving Facility Obligations means the outstanding principal amount of all Advances, all interest accrued thereon, all costs, charges, fees and expenses payable in connection therewith, and all extensions and renewals thereof.

          Segment means a portion of the Advances (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable.

          Subsidiary means any corporation, more than 50% of the shares of stock of which having general voting power under ordinary circumstances to elect the board of directors, managers or trustees of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, which is owned or controlled directly or indirectly by the Borrower.

          Syndicated Loans means the loans provided for by Section 2.1 hereof, which may be Floating Rate Loans, CD Loans or LIBOR Loans.

          Syndicated Notes means the promissory notes provided for by Section
2.6 hereof and all promissory notes delivered in substitution or exchange thereof, in each case as the same shall be modified and supplemented and in effect from time to time.

          Tangible Net Worth means the sum of the amounts set forth on the balance sheet as stockholders' equity (including the par or stated value of all outstanding capital stock, retained earnings, additional paid-in capital, capital surplus and earned surplus), less the sum of (a) any surplus resulting from any write-up of assets not made in accordance with GAAP, (b) goodwill, (c) patents, trademarks, copyrights and deferred charges (including unamortized debt, discount and expense, organization expenses, experimental and developmental expenses, but excluding prepaid expenses), (d) any amounts at which shares of capital stock of such person appear on the asset side of the balance sheet, (e) any amounts due from or owed by any stockholder or Affiliate, (f) treasury stock and (g) any and all other intangibles.

               Termination Date means September 20, 1996, as the same may be extended from time to time in accordance with Section 2.11 hereof, but in all events not later than September 20, 1998.

               Type shall have the meaning assigned to such term in Section 1.2 hereof.

          SECTION 1.2 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan refers to whether such Loan is a Competitive Bid Loan or a Syndicated Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Floating Rate Loan, a CD Loan, a LIBOR Loan, an Absolute Loan or a LIBOR Market Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

                                   ARTICLE II

                            REVOLVING FACILITY TERMS

          SECTION 2.1 Syndicated Loans. From and after the Closing Date to and including the Termination Date, on the terms and subject to the conditions set forth in this Agreement, each Lender severally agrees to lend to the Borrower and the Borrower may borrow, repay and reborrow, an amount not exceeding the amount of the Commitment of such Lender in effect from time to time, less the amount of such Lender's Syndicated Loans applicable to such Lender; provided, however, that no more than eight (8) different Interest Periods for both Syndicated Loans and Competitive Bid Loans may be outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous). All Advances made by the Lenders to the Borrower under this Agreement with respect to the Revolving Facility shall be evidenced by a promissory note for each Lender each dated the date of this Agreement payable to the order of each Lender, duly executed by the Borrower, and in the aggregate maximum principal amount of $60,000,000 all as provided in Section 2.8 hereof. The Advances shall bear interest as provided in Article III below. The unpaid principal amount of all Loans hereunder shall not exceed the Revolving Facility and each Syndicated Loan made hereunder shall be allocated pro rata among Lenders based upon their Applicable Commitment Percentage regardless of amounts outstanding under Competitive Bid Loans.

          SECTION 2.2 Advances of Syndicated Loans. Advances of Syndicated Loans shall be made no more frequently than three (3) times in each week. Each Advance shall be in an amount no less than $5,000,000 and multiples of $1,000,000 thereafter. Each request for an Advance must be in writing (which may be by facsimile transmission) and must be received by the Agent not later than 10:00 a.m., Atlanta, Georgia, time, (x) at least three Business Days prior to the date of any LIBOR Loan or CD Loan and (y) on the day which the Advance is to be made in the case of a Floating Rate Loan; provided, however, that no CD Loan shall be made less than thirty (30) days before the Termination Date and no LIBOR Loan shall be made less than one month before the Termination Date. Each request for an Advance shall be in the form attached hereto as Exhibit D ("Request for Advance or Interest Rate Election") and shall specify the amount of the Advance requested, the day as of which the Advance is to be made and shall provide the interest rate information called for in Section 3.2. The Agent shall promptly furnish each Lender by telecopy transmission a copy of each Request for Advance or Interest Rate Election. Not later than 2:00 P.M. Atlanta, Georgia time on the date specified for each Advance hereunder, each Lender shall make available the amount of the Syndicated Loan or Loans to be made by it on such date to the Agent at the Principal Office, in Dollars and in immediately available funds, and the amount received by the Agent shall be made available to the Borrower by depositing the proceeds thereof into an account with the Agent in the name of the Borrower. The Lenders' obligation to make Advances shall terminate, if not sooner terminated pursuant to the provisions of this Agreement, on the Termination Date. Each Request for Advance or Interest Rate Election, whether submitted under this Section 2.2 in connection with a requested Advance or under Section 3.2 in connection with an interest rate election, shall be signed by an Authorized Officer. The Borrower may, from time to time, by written notice to the Agent, terminate the authority of any person to submit Request for Advance or Interest Rate Election forms and designate new or additional persons to so act by delivering to the Agent a certificate of the Secretary of the Borrower certifying the incumbency and specimen signature of each such person. The Agent shall be entitled to rely conclusively upon the authority of any person so designated by the Borrower.

    SECTION 2.3  Competitive Bid Loans.

          (a) In addition to borrowings of Syndicated Loans, at any time prior to the Termination Date the Borrower may, as set forth in this Section 2.3, request the Lenders to make offers to make Competitive Bid Loans to the Borrower in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3. Competitive Bid Loans may be LIBOR Market Loans or Absolute Rate Loans (each a "Type" of Competitive Bid Loan), provided that:

               (i) there may be no more than eight (8) different Interest Periods for both Syndicated Loans and Competitive Bid Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); and

              (ii) the aggregate principal amount of all Competitive Bid Loans, together with the sum of the aggregate principal amount of all outstanding Syndicated Loans shall not exceed the aggregate amount of the Revolving Facility at such time.

          (b) When the Borrower wishes to request offers to make Competitive Bid Loans, it shall give each of the Lenders verbal notice (a "Competitive Bid Quote Request") to be received no later than 11:00 a.m. Atlanta, Georgia time on (x) the third Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Borrower and the Agent, with the consent of the Required Lenders, may agree). The Borrower may request offers to make Competitive Bid Loans for up to two (2) different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Quote Request for a separate borrowing (a "Competitive Bid Borrowing") and there shall not be outstanding at any one time more than four (4) Competitive Bid Borrowings.
In connection with any Competitive Bid Quote Request the Borrower shall furnish each Lender with the following as to each Competitive Bid Borrowing:

                        (i) the proposed date of such borrowing, which shall be a Business Day;

                       (ii) the aggregate amount of such Competitive Bid Borrowing, which shall be at least $2,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.3(a) hereof to be violated;

                      (iii) the duration of the Interest Period applicable thereto;

                       (iv) whether the Competitive Bid Quotes requested for a particular Interest Period are seeking quotes for LIBOR Market Loans or Absolute Rate Loans; and

                        (v) if the Competitive Bid Quotes requested are seeking quotes for Absolute Rate Loans, the date on which the Competitive Bid Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Competitive Bid Quotes are to be submitted is called the "Quotation Date").

Except as otherwise provided in this Section 2.3(b), no Competitive Quote Request will be made by the Borrower within five (5) Business Days (or such other number of days as the Borrower and the Agent, with the consent of the Required Lenders, may agree) of any other Competitive Quote Request.

                   (c) (i)    Each Lender may submit one or more Competitive Bid
Quotes, each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; provided that, if the Borrower's request under Section 2.3(b) hereof specified more than one Interest Period, such Lender may make a single submission containing one or more Competitive Bid Quotes for each such Interest Period. Each Competitive Bid Quote must be submitted to the Borrower not later than (x) 2:00 p.m. Atlanta, Georgia time on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. Atlanta, Georgia time on the Quotation Date, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Borrower and the Agent, with the consent of the Required Lenders, may agree).

Subject to Sections 4.2, 4.3 and Article VI and IX hereof, any Competitive Bid Quote so made shall be irrevocable except with the consent of the Agent given on the instructions of the Borrower.

                   (ii) Each Competitive Bid Quote may be given to the Borrower by telephone and shall be confirmed in writing via facsimile. Such confirmation shall be substantially in the form of EXHIBIT E hereto and shall specify:

                          (A) the proposed date of borrowing and the Interest Period therefor;

                          (B)    the principal amount of the Competitive
                   Bid Loan for which each such order is being made, which principal amount shall be at least $2,000,000 (or a larger multiple of $1,000,000); provided that (1) the aggregate principal amount of all Competitive Bid Loans for which a Lender submits Competitive Bid Quotes may not exceed the maximum aggregate principal amount of the Revolving Facility and (2) the Borrower may not accept Competitive Bid Quotes that would result in an aggregate principal amount outstanding greater than the Revolving Facility;

                          (C) in the case of a LIBOR Auction, the margin above or below the applicable LIBOR-Based Rate (the "LIBOR Margin") offered for each such Competitive Bid Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/1O,OOOth of 1%) to be added to or subtracted from the applicable LIBOR-Floating Rate;

                          (D) in the case of an Absolute Rate Auction, the
                   rate of interest per annum (rounded upwards, if necessary, to the nearest 1/1O,OOOth of 1%) offered for each such Competitive Bid Loan (the "Absolute Rate"); and

                          (E)  the identity of the quoting Lender.

Unless otherwise agreed by the Agent and the Borrower, no Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request and, in particular, no Competitive Bid Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made.

                   (d) The Borrower shall (x) in the case of a LIBOR Auction, by 4:00 p.m. Atlanta, Georgia time on the day a Competitive Bid Quote is submitted or (y) in the case of an

Absolute Rate Auction, as promptly as practicable after the Competitive Bid Quote is submitted (but in any event not later than 10:30 a.m. Atlanta, Georgia time on the Quotation Date), notify the Agent and the Lenders of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with
Section 2.3(c) hereof and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Borrower unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Borrower's notice to the Agent and the Lenders shall specify (A) the aggregate principal amount of the Competitive Bid Borrowing for which orders have been received and
(B) the respective principal amounts and LIBOR Margins or Absolute Rates, as the case may be, so offered by each Lender (identifying the Lender that made each Competitive Bid Quote).

                   (e) In the case of acceptance of Competitive Bid Quotes, such notice shall be substantially in the form of EXHIBIT F and shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (provided that any Competitive Bid Quote accepted in part shall be at least $2,000,000 or a larger multiple of $1,000,000); provided that:

                          (i) the aggregate principal amount of each
                   Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                         (ii) the aggregate principal amount of each
                   Competitive Bid Borrowing shall be at least $2,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.3(a) hereof to be violated;

                        (iii) acceptance of offers may be made only in
                   ascending order of LIBOR Margins or Absolute Rates, as the case may be, in each case beginning with the lowest rate so offered; provided, however, that the Borrower, in its sole discretion, may accept other than the lowest rate where acceptance of the lowest rate will result in the outstanding Loans of a Lender or Lenders offering the lowest rate exceeding such Lender's Competitive Bid Commitment; and

                         (iv) the Borrower may not accept any offer where such
                   offer fails to comply with Section 2.3(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.3(a) hereof).

If offers are made by two or more Lenders with the same LIBOR Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period after the acceptance of all offers, if any, of all lower LIBOR Margins or Absolute Rates, as the case may be, offered by any Lender for such related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Lenders as nearly as possible (in amounts of at least $2,000,000 or larger multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Competitive Bid Loans and the lowest bid after adjustment as provided in Section 2.3(e)(iii) shall be conclusive in the absence of manifest error.

          (f) Any Lender whose offer to make any Competitive Bid Loan has been accepted shall, not later than 1:00 p.m. Atlanta, Georgia time on the date specified for the making of such Loan, make the amount of such Loan available to the Borrower on such date by depositing the same, in Dollars and in immediately available funds, in an account designated by the Borrower for the deposit of such funds.

     SECTION 2.4 Payments. All interest accrued on Loans subject to the Floating Rate shall be payable on the first day of each successive December, March, June and September, commencing on December 1, 1993 and upon payment in full of such Loans, and all interest accrued on each Fixed Rate Loan, shall be payable at the earlier of (i) the end of the applicable Interest Period then in effect or (ii) the end of each ninety (90) day period in the case of an Absolute Rate Loan and a CD Loan and each three (3) month period in the case of a LIBOR Market Loan. The principal amount of the Advances shall be due on the Termination Date. All payments of Credit Obligations in connection with Syndicated Loans shall be payable to the Agent and all payments of Credit Obligations in connection with Competitive Bid Loans shall be payable to the respective Lenders, on or before 11:00 A.M. Atlanta, Georgia time on the date when due, at the Principal Office in Dollars and in immediately available funds free and clear of all rights of set-off or counterclaim.

     If any amount shall not be paid when due (including any applicable grace periods), such amount shall bear interest thereafter until paid at a rate of interest per annum which shall be two percent (2%) above the rate at which interest was payable on such Loan on the day immediately preceding the due date of such Loan or the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

     SECTION 2.5 Prepayment. The Borrower may at any time prepay all or any part of the Advances, without premium or penalty

(except as set forth below); provided, however, that no Fixed Rate Segment may be prepaid during an Interest Period unless the Borrower shall pay to the Agent or in the case of Competitive Bid Loan, to the Lender, the amounts required by
Section 4.2 hereof. The Borrower shall pay all interest accrued to the date of prepayment on any amount prepaid as permitted under the terms of the next preceding sentence on or prior.to the Termination Date in connection with the prepayment in full of the Credit Obligations and the concurrent termination of this Agreement. The Borrower shall give the Agent notice of its intent to pay any Floating Rate Loan not later than 11:00 a.m. on the date of payment. Failure to give such notice shall result in payment of interest through the next succeeding Business Day on the amount so paid.

     SECTION 2.6   Notes.

          (a) The Syndicated Loans made by each Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of EXHIBIT G-1 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

          (b) The Competitive Bid Loans made by any Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of EXHIBIT G-2 hereto, dated the date hereof, payable to such Lender and otherwise duly completed.

          (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make, or any error by the Lender in making any such recordation or endorsement, shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.

          (d) No Lender shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's Commitment, Loans and Notes pursuant to Section 10.1 hereof.

     SECTION 2.7 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Lending Office.

     SECTION 2.8   Pro Rata Payments.  Except as otherwise provided herein,
(a) so long as no Event of Default has occurred each payment on account of the principal of and interest on the Syndicated Loans and fees (other than the Agent's fees payable under Section 9.11 hereof, which shall be retained by the Agent) described in this Agreement shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) so long as no Event of Default has occurred each payment on account of principal of and interest on a Competitive Bid Loan shall be made to the respective Lender making such Competitive Bid Loan, and the principal amount of Competitive Bid Loans shall be paid on the last day of the Interest Period for such Competitive Bid Loan, (c) after the occurrence of an Event of Default, each payment on account of principal and interest on the Loans shall be made to the Agent for the account of the Lenders pro rata based on the principal amounts of the outstanding Loans, (d) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without set-off or counterclaim, and (e) the Agent will promptly distribute payments received to the Lenders.

     SECTION 2.9 Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder nor shall the Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender (a "failing Lender") shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Note or Notes in its favor as a Lender all or any portion of such amount (the "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such failing Lender would have been entitled had such failing Lender made such Advance under its Note or Notes; provided that, upon payment to the Agent from such failing Lender of the entire outstanding amount of such deficiency advance, together with interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the Note or Notes of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such failing Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon. Acceptance by the Borrower of a deficiency advance from the Agent shall in no way limit the rights of the Borrower against a failing Lender.

     SECTION 2.10 Adjustments by Agent. Notwithstanding the construction of "pro rata" to mean based on the Applicable Commitment Percentage and any provisions contained herein for the advancement of funds or distribution of payments on a pro rata basis, the Agent may, in its discretion, but shall not be obligated to, adjust downward or upward (but not in excess of any applicable Commitment) the principal amount of any Loan to be made by any Lender to the nearest amount which is evenly divisible by $100, and make appropriate related adjustment in the distribution of payments of principal and interest on the Loans.

     SECTION 2.11 Extension of Termination Date. Provided Borrower shall have furnished to the Agent and the Lenders the financial statements referred to in Section 7.3 within the time set forth therein, the Borrower may request not sooner than thirty days preceding the first and second annual anniversary of the Closing Date, that the Termination Date be extended for an additional period of one year, provided that the Termination Date may not extend beyond September 20, 1998. The Agent shall notify the Borrower in writing, within sixty (60) days of receipt of such request of the decision of the Lenders of whether to extend the Termination Date. Failure by the Agent to give such notice shall constitute refusal by the Lenders to extend the Termination Date. The Termination Date shall be extended only upon written consent of all Lenders.

     SECTION 2.12 Commitment Fees. The Borrower will pay to the Agent for the account of the Lenders a commitment fee equal to one eighth of one percent (1/8%) per annum (or 1/32% per quarter) of the Revolving Facility. Payments of this commitment fee will be payable quarterly in advance beginning on the Closing Date and on the first day of each Fiscal Quarter thereafter. Such fee shall be calculated on an Actua1/360 Basis.

                                  ARTICLE III

                          INTEREST ON SYNDICATED LOANS

     SECTION 3.1 Applicable Interest Rates. The Borrower shall have the option to elect to have any Syndicated Loan Segment bear interest at the Floating Rate, the LIBOR-Based Rate or the CD Rate. For any period of time and for any Segment with respect to which the Borrower does not elect another interest rate, such Segment shall bear interest at the Floating Rate. The Borrower's right to elect a LIBOR-Based Rate or CD Rate shall be subject to the following requirements: (a) each Syndicated Loan Segment shall be in the amount of $3,000,000 or more and in an integral multiple of $1,000,000 (b) each LIBOR-Based Rate Segment shall have a maturity selected by the Borrower of one, two or three months and (c) each CD Rate Segment shall have a maturity selected by the Borrower of 30, 60, 90 or 180 days; provided, however, that no LIBOR-Based Rate Segment or CD Rate shall have a maturity date later than the Termination Date.

     SECTION 3.2 Procedure for Exercising Interest Rate Options. The Borrower may elect to have a particular interest rate apply to a Segment of a Syndicated Loan by notifying the Agent in writing (which may be by facsimile transmission) not later than 10:00 a.m., Atlanta, Georgia time, three (3) Business Days prior to the effective date any LIBOR-Based Rate or CD Rate is to become applicable or on the same day on which a requested Floating Rate is to become applicable. Any notice of interest rate election hereunder shall be irrevocable and shall be in the form attached hereto as EXHIBIT D and shall set forth the following: (a) the amount of the Segment to which the requested interest rate will apply, (b) the date on which the selected interest rate will become applicable, (c) whether the interest rate selected is the Floating Rate, CD Rate or a LIBOR-Based Rate, and (d) if the interest rate selected is a LIBOR-Based Rate or a CD Rate, the maturity selected for the Interest Period. On the second Business Day preceding the Business Day that a requested LIBOR-Based Rate is to become applicable, the Agent shall use its best efforts to notify the Borrower by telephone of the Agent's estimate of the applicable LIBOR-Based Rate by 10:00 a.m., Atlanta, Georgia time, or as early on that day as may be practical in the circumstances. The Agent shall not be required to provide an estimate of the LIBOR-Based Rate on any day on which dealings in deposits in Dollars are not transacted in the London interbank market. If the Borrower does not immediately accept a LIBOR-Based Rate or CD Rate quoted by the Agent, the Agent may, in view of changing market conditions, revise the quoted LIBOR-Based Rate or CD Rate at any time. No LIBOR-Based Rate or CD Rate shall be effective until mutually agreed upon by the Borrower and the Agent.
If the Agent and the Borrower attempt to agree on a LIBOR-Based Rate or CD Rate but fail so to agree, or if there is any uncertainty as to whether or not the Agent and the Borrower have agreed upon a LIBOR-Based Rate or CD Rate, interest shall accrue on the Segment for which a LIBOR-Based Rate or CD Rate has been selected at the then applicable Floating Rate.

     SECTION 3.3 Floating Rate. Each Segment subject to the Floating Rate shall bear interest from the date the Floating Rate becomes applicable thereto until payment in full, or until a LIBOR-Based Rate or CD Based Rate is selected by the Borrower and becomes applicable thereto, on the unpaid principal balance of such Segment on an Actua1/360 Basis. Any change in the Floating Rate shall take effect on the effective date of such change in the Floating Rate designated by the Agent, without notice to the Borrower and without any further action by the Agent.

     SECTION 3.4 Fixed Rate. Each LIBOR-Based Rate Segment and CD Rate Segment shall bear interest from the date the LIBOR-Based Rate or the CD Rate becomes applicable thereto until the end of the applicable Interest Period on the unpaid principal balance of such LIBOR-Based Rate Segment or CD Rate Segment at the LIBOR-Based Rate or the CD Rate on an Actua1/360 Basis.

                                   ARTICLE IV

              TERMINATION OF LIBOR-BASED RATE AND YIELD PROTECTION

        SECTION 4.1   Suspension of Loans.

          (a) If at any time the Agent.shall reasonably determine (which determination, if reasonable, shall be final, conclusive and binding upon all parties) that:

                (i) by reason of any changes arising after the Closing Date affecting the London interbank market or affecting the position of any Lender or the Agent in such markets, adequate and fair means do not exist for ascertaining the LIBOR-Based Rate with respect to a LIBOR Loan or LIBOR Market Loan or the CD Rate with respect to a CD Loan; or

               (ii) the continuation by any Lender of any LIBOR Loans, LIBOR Market Loans or CD Loans or the funding thereof would be unlawful by reason of any law, governmental rule, regulation, guidelines or order; or

              (iii) the continuation by any Lender of any LIBOR Loans, LIBOR Market Loans or CD Loans or the funding thereof would be impracticable as a result of a contingency occurring after the date of this Agreement that materially and adversely affects the London interbank market;

then, and in any such event, the Agent shall on such date give notice (by telephone and confirmed in writing) to the Borrower of such determination. The obligation of any Lender to make or maintain Fixed Rate Segments so affected or to permit interest to be computed thereon at the LIBOR-Based Rate or the CD Rate shall be terminated, and interest shall thereafter be computed on the affected Segment or Segments at the then applicable Floating Rate.

          (b) It is the intention of the parties that the Fixed Rates shall accurately reflect the cost to the Lender of maintaining any Fixed Rate Segment during any period in which interest accrues thereon at a Fixed Rate.
Accordingly:

                (i) if by reason of any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order), including any change in the LIBOR Reserve Requirement, the cost to the Lender of maintaining any Fixed Rate Segment or funding the same by means of a London interbank market time deposit shall increase, the Fixed Rate applicable to such Fixed Rate Segment shall be adjusted as necessary to reflect such change in cost to the Lender, effective as of the date on which such change in any applicable law, governmental rule, regulation or order becomes effective.

               (ii) If any Lender shall have determined in good faith that the adoption after the date of this Agreement of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of any Lender) or such Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, as a consequence of the Lender's obligations under this Agreement or the Advances made by such Lender pursuant hereto to a level below that which such Lender or any such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Lender's guidelines with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered.

      SECTION 4.2 Compensation. The Borrower shall compensate any Lender for all reasonable losses, expenses and liabilities (including any interest by such Lender to lenders on funds borrowed by such Lender to make or carry any Fixed Rate Segment and any loss sustained by the Lender in connection with the re-employment of such funds), that such Lender may sustain: (a) if for any reason (other than a default by such Lender) following agreement between the Borrower and such Lender as to the Fixed Rate applicable to a Fixed Rate Segment the Borrower fails to accept such Fixed Rate Segment, (b) as a consequence of any unauthorized action taken or default by the Borrower in the repayment of any Fixed Rate Segment when required by the terms of this Agreement or (c) with respect to any loss of income incurred by the Lenders (as determined in a reasonable manner by the Agent) associated with the payment of principal other than the last day of an Interest Period with respect to any Fixed Rate Loan. A certificate as to the amount of any additional amounts payable pursuant to Section 4.2 (setting forth in reasonable detail the basis for requesting such amounts) submitted by such Lender to the Borrower shall be conclusive, in the absence of manifest error. The Borrower shall pay to such Lender the amount shown as due on any such certificate delivered by such Lender within 30 days after the Borrower's receipt of the same.

      SECTION 4.3 Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or franchise taxes or other taxes, whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

          (c) pay to the Agent for the account of the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Agent or such Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Agent or such Lender would have received had no such Taxes been asserted. Upon the request of the Borrower or the Agent, each Lender and each participant that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date or any payments under the Notes, execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable (if any are) to establish the extent, if any, to which a payment to such Lender or participant is exempt from withholding or deduction of Taxes.

    If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lender, the required amounts, receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure. For purposes of this Section 4.3, a distribution hereunder by the Agent or any Lender to or for the account of any Lenders shall be deemed a payment by the Borrower.

      If Taxes are incorrectly or illegally paid or assessed, and if any Lender or the Agent contests the assessment of such Taxes, such Lender or the Agent shall refund, to the extent of any refund made to such Lender or the Agent, any amounts paid by the Borrower under this Section in respect of such Taxes.

      Without prejudice to the survival of any other agreements of the Borrower hereunder or any other Loan Document, the agreements of the Borrower contained in this Section shall survive the payment in full of all its Credit Obligations and the termination of all Commitments.

      To the extent any Lender shall become liable for the payment of any Taxes hereunder and shall seek reimbursement therefor pursuant to this Section 4.3, the Borrower shall be entitled, upon the giving of five Business Days notice to the Agent, (i) to replace such Lender with a substitute lender, and
(ii) in connection with such substitution, prepay in full the outstanding Commitment of the Lender requesting reimbursement without penalty or payment under Section 4.2 hereof.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Agent and the Lenders as follows:

          SECTION 5.1 Organization, Powers, Existence, etc. Each of the Borrower and its Subsidiary (a) is duly organized or formed, validly existing and in good standing under the laws of the state in which it is incorporated or formed, (b) has the power and authority to own its properties and assets and to carry on its business as now being conducted, (c) has the power to execute, deliver and perform the Loan Documents to which it is a party, and (d) is duly qualified to do business in each state in which it is required to be so qualified.

          SECTION 5.2 Authorization of Borrowing, etc. The execution, delivery and performance of the Loan Documents (a) have been duly authorized by all requisite action and (b) will not violate any Governmental Requirement, the certificate of incorporation or bylaws of the Borrower or any indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of their properties are bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower, except as required by the terms of this Agreement.

          SECTION 5.3 Liabilities. The Borrower has furnished to the Agent and the Lenders a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries dated as of January 31, 1993 and a statement of changes in shareholders' equity and the related statements of income and cash flow as of the end of fiscal year 1992 and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated as of August 1, 1993, and the related statements of income and cash flow for the fiscal period then ended. Such financial statements were prepared in conformity with GAAP on a Consistent Basis, are in accordance with the books and records of the Borrower and its Subsidiaries, are correct and complete and present fairly the financial condition of the Borrower and its Subsidiaries as of the date of such financial statements, and, since the date of such financial statements no material adverse change in the financial condition, business or operations of the Borrower or any of its Subsidiaries on a consolidated basis has occurred. Neither the Borrower nor any of its Subsidiaries has any Liabilities, Guaranteed Obligations or other obligations or liabilities, direct or contingent, other than (a) the Liabilities reflected in such balance sheet and the notes thereto or (b) Liabilities incurred in the ordinary course of business.

          SECTION 5.4 Taxes. The Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns that are required to be filed, and has paid all taxes as shown on said returns or on any assessment received by the Borrower to the extent that such taxes have become due and before delinquency except for any such taxes the amount, applicability or validity of which is contested in good faith by appropriate proceedings and for which adequate reserves have been established.

          SECTION 5.5 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, by or before any Governmental Authority that involve any of the transactions contemplated in this Agreement or the reasonable possibility of any judgment or liability that may result in a material adverse change in the operations or financial condition of the Borrower and its Subsidiary; and neither the Borrower nor any Subsidiary is in default with respect to any material Governmental Requirement.

          SECTION 5.6 Agreements. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations contained in any agreement or instrument to which it is a party, which default could have a material adverse effect upon the operations or financial condition of the Borrower and its Subsidiaries.

          SECTION 5.7 Use of Proceeds. The Borrower does not intend to use any part of the proceeds of Advances for the purpose of purchasing or carrying any Margin Stock or retiring any debt incurred to purchase or carry any Margin Stock or for any other purpose that is not expressly authorized by this Agreement.

          SECTION 5.8 ERISA. (i) The execution and delivery of the Loan Documents will not involve any prohibited transaction within the meaning of ERISA, (ii) with respect to each "employee pension benefit plan," as defined in
Section 3(2) of ERISA, of which Borrower or a Subsidiary is a plan sponsor (herein "Pension Plan"), the Borrower and each Subsidiary is in compliance in all material respects with the applicable provisions of ERISA, (iii) no "Reportable Event," as defined in Section 4043(b) of Title IV of ERISA, has occurred with respect to any plan during any of the five most recent full plan years for any such Pension Plan (except to the extent that the merger, effective January 1, 1988, of the Hancock Fabrics, Inc. Retirement Plan and the Minnesota Fabrics, Inc. Revised Employees, Pension Plan into the Hancock Fabrics, Inc. Consolidated Retirement Plan may be a reportable event occurring during such period), and (iv) each Pension Plan has satisfied the minimum funding standard, as provided in Section 302 of ERISA, for each of the five most recent full plan years for such Pension Plan.

          SECTION 5.9 Subsidiaries. The Borrower has no Subsidiaries other than those listed on EXHIBIT J.

          SECTION 5.10 Principal Place of Business. The principal place of business and chief executive office of the Borrower is at its address shown in
Section 10.2 and will not be changed from such address unless, prior to such change, the Borrower shall have notified the Agent of the proposed change, and in no event will the Borrower,s principal place of business or chief executive office be located outside the State of Mississippi.

          SECTION 5.11 Compliance with Laws. The Borrower and its Subsidiaries are in material compliance with all materially applicable laws and other valid requirements of any regulatory authority with respect to the conduct of its business.

          SECTION 5.12 Disclosure. No financial statement, document, certificate or other written communication furnished to the Lender by or on behalf of the Borrower or any Subsidiary in connection with any Loan Document contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Borrower that materially adversely affects the business or condition of the Borrower that has not been disclosed herein or in such financial statements.

          SECTION 5.13 Title to Properties. The Borrower and each of its Subsidiaries has good title to all its properties and assets reflected on the balance sheet referred to in Section 5.3 except for those matters shown on such balance sheet and except for such properties and assets as have been disposed of since the date of said balance sheet as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of the business. All such properties and assets are free and clear of all Liens, except Permitted Liens and as otherwise permitted or required by the provisions of the Loan Documents.

                                   ARTICLE VI

                         GENERAL CONDITIONS OF LENDING

          The Lenders' obligation to make each Advance hereunder is subject to the following conditions precedent:

          SECTION 6.1 Representations and Warranties. On the date of each Advance hereunder and on the date the Borrower presents to the Agent a Request for Advance or Interest Rate Election form or to the Lenders a Competitive Bid Quote Request, the representations and warranties set forth in this Agreement and in all other Loan Documents shall be true and correct on and as of such date with the same effect as though such representations and warranties had been made on the date of the Advance or on the date the Borrower presents to the Agent or the Lenders, as the case may be, a Request for Advance or Interest Rate Election form or Competitive Bid Quote Request, as the case may be. Each such warranty and representation shall be deemed to be continuing in effect so long as this Agreement remains in effect. The presentation by the Borrower of each Request for Advance or Interest Rate Election or Competitive Bid Quote Request shall constitute a representation and warranty by the Borrower to the Agent and the Lenders that, to the best of Borrower's knowledge, no material adverse change in the financial condition of the Borrower and its Subsidiaries, on a consolidated basis, as reflected in the financial statements delivered to the Agent and Lenders pursuant to Section 5.3 has occurred since the date of such financial statements and that the representations and warranties of Borrower contained in this Agreement continue to be true and correct (except the financial statements referred to in Section 5.3 shall be deemed those most recently delivered to the Agent pursuant to Section 7.3).

          SECTION 6.2 No Default. On the date of each Advance hereunder, the Borrower and its Subsidiaries shall be in compliance with all the terms and conditions set forth in this Agreement on its or their part to be observed or performed, and no Event of Default, nor event that upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing.

          SECTION 6.3 Supporting Documents. The Agent, on behalf of the Lenders, shall have also received on the date of execution of this Agreement
(i) a copy of resolutions of the Board of Directors of the Borrower, certified as in full force and effect on such date by the Secretary of the Borrower, authorizing the execution, delivery and performance of the Loan Documents and authorizing designated officers of the Borrower to execute and deliver the Loan Documents on behalf of the Borrower and to execute and deliver to the Agent or the Lenders a Request for Advance or Interest Rate Election or Competitive Bid Quote Request, as the case may be; (ii) a certificate of the Secretary of the Borrower, dated such date, certifying that (A) an attached copy of the Certificate of

Incorporation and bylaws of the Borrower as true and correct as of such date,
(B) that the Certificate of Incorporation and Bylaws of the Borrower have not been amended since the date of the last amendment attached thereto and (C) the incumbency and specimen signatures of the designated officers referred to in clause (i) above; (iii) an Opinion of Counsel to the Borrower in the form required by the Agent; (iv) this Agreement and the notes; and (v) such additional supporting documents as the Agent may reasonably request.

                                  ARTICLE VII

                       GENERAL COVENANTS OF THE BORROWER

          From the date on which this Agreement is delivered until payment in full of the Credit Obligations and the termination in writing of the Lenders' obligation to extend credit under this Agreement, the Borrower covenants and agrees that:

          SECTION 7.1 Existence, Properties, etc. The Borrower shall, and shall cause each Subsidiary to, (a) do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises and materially comply with all Governmental Requirements applicable to it and (b) at all times maintain, preserve and protect all franchises and trade names and preserve all material property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs and improvements thereto (normal wear and tear excepted).

          SECTION 7.2 Payment of Indebtedness, Taxes, etc. The Borrower shall, and shall cause each Subsidiary to, (a) pay its indebtedness and obligations in accordance with normal terms at or before maturity and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and other charges or levies of Governmental Authorities imposed upon it or upon its income and profits or upon any of its properties before the same shall become in default; provided, however, that the Borrower and its Subsidiaries shall not be required to pay and discharge or cause to be paid and discharged any such indebtedness, obligation, tax, assessment, charge, levy or claim so long as the validity thereof shall be duly pursued and contested in good faith by appropriate proceedings and the Borrower and its Subsidiaries shall maintain adequate reserves for such taxes, indebtedness, obligations, assessments, charges, levies or claims during such proceedings.

          SECTION 7.3 Financial Statements, Reports, etc. It shall deliver or cause to be delivered to the Agent and each Lender:

                   (1) Not later than 45 days after the end of each of the first three Fiscal Quarters, a consolidated balance sheet and a consolidated statement of income and expenses of the Borrower and its Subsidiaries and a consolidated statement of cash flow of the Borrower and its Subsidiaries for such Fiscal Quarters and for the period beginning on the first day of the fiscal year and ending on the last day of such calendar quarter (in sufficient detail to indicate the Borrower's and each Subsidiary's compliance with the financial covenants set. forth in this Article VII), together with statements in comparative form for the corresponding periods in the preceding fiscal year, and certified by the president or chief financial officer of the Borrower.

                   (2) Not later than 90 days after the end of each fiscal year, financial statements (including a consolidated balance sheet and related consolidated statements of income, a statement of changes in shareholders' equity and a statement of cash flow) of the Borrower and its Subsidiaries for such fiscal year (in sufficient detail to indicate the Borrower's and each Subsidiary's compliance with the financial covenants set forth in this Article VII), together with statements in comparative form for the preceding fiscal year, and accompanied by an opinion of Price Waterhouse or other firm of certified public accountants of nationally recognized standing, which opinion shall state in effect that such financial statements (A) were audited using generally accepted auditing standards, (B) were prepared in accordance with GAAP applied on a Consistent Basis, and
          (C) present fairly the financial condition and results of operations of the Borrower and its Subsidiaries for the periods covered.

                   (3) Together with the financial statements required by paragraphs (1) and (2) above a compliance certificate duly executed by the chief executive officer or the president or chief financial officer of the Borrower in the form of EXHIBIT H attached hereto ("Compliance Certificate").

                   (4) Promptly upon receipt thereof, copies of all material reports, management letters and other documents affecting the information in any of the reports delivered in connection with paragraphs (1), (2) and (3) above submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual or interim audit of the books of the Borrower or any Subsidiary made by such accountants.

                   (5) Contemporaneously with the distribution thereof to the Borrower's or any Subsidiary's stockholders or the filing thereof with the Securities and Exchange Commission, as the case may be, copies of all statements, reports, notices and filings distributed by the Borrower or any Subsidiary to its stockholders or filed with the Securities and Exchange Commission (including reports on SEC Forms 1O-K, 1O-Q and 8-K).

                  (6) With reasonable promptness after the Borrower knows or has reason to know of the occurrence of any "reportable event" under
          Section 4043 of ERISA with respect to any Pension Plan as defined in
          Section 5.8 hereof, a certificate of the president or chief financial officer of the Borrower setting forth the details as to such "reportable event" and the action that the Borrower or the Subsidiary has taken or will take with respect thereto, and promptly after the filing thereof, copies of all reports and notices that the Borrower or any

          Subsidiary files under ERISA with the Internal Revenue Service or the PBGC or the United States Department of Labor.

                   (7) With reasonable promptness after the Borrower or any Subsidiary receives written notice thereof, notice of any investigation, action, suit or proceeding before any Governmental Authority involving the condemnation or taking under the power of eminent domain of any of its property or the revocation or suspension of any permit, license, other Governmental Requirement applicable to the Borrower.

                   (8) Such other information regarding the financial condition or operations of the Borrower and its Subsidiaries as the Agent shall reasonably request from time to time or at any time.

          SECTION 7.4 Litigation Notice. The Borrower shall, and shall cause each Subsidiary to, with reasonable promptness after receiving written notice thereof, notify the Agent in writing of any action, suit or proceeding at law or in equity or by or before any Governmental Authority that, if adversely determined, might impair the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document or might materially and adversely affect the business or condition, financial or other, of the Borrower.

          SECTION 7.5 Default Notice. The Borrower shall promptly give notice in writing to the Agent of the occurrence of any Default or Event of Default.

          SECTION 7.6 Further Assurances. The Borrower shall at its cost and expense, upon the request of the Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Agent such further instruments and do and cause to be done such further acts as may be reasonably necessary in the opinion of the Agent or its counsel to carry out more effectively the provisions and purposes of the Loan Documents.

          SECTION 7.7 Insurance. The Borrower shall at all times maintain in force, and pay all premiums and costs related to, insurance coverages comparable to the coverages reviewed by the Agent prior to the Closing Date a summary of which coverage is set forth in EXHIBIT I hereto. The Borrower shall deliver to the Agent annually on or before the anniversary date of this Agreement, and at such other time or times as the Agent may request (but not more often than monthly), a certificate of the president or chief financial officer of the Borrower setting out in such detail as the Agent may reasonably require a description of all insurance coverages maintained by the Borrower. The Agent shall have no obligation to give the Borrower notice of any notification received by the Agent with respect to any insurance policies or take any steps to protect the Borrower's or any Subsidiary's interests under such policies.

SECTION 7.8  Covenants Regarding Financial Condition.

          The Borrower covenants and agrees that:

          (1) Minimum Tangible Net Worth. The Tangible Net Worth of the Borrower and its Subsidiaries shall not be less than $85,000,000 plus (A) 25% of its Net Income (if positive), after taxes, on an ongoing basis for each Fiscal Quarter beginning with the fiscal quarter ending August 1, 1993, plus
(B) the aggregate amount of all increases, if any, in its capital accounts resulting from the issuance of capital stock or conversion of debt into capital stock or other securities properly classified as equity in accordance with GAAP, or from the sale or other disposition of treasury shares, from the date of this Agreement through the date of determination minus Excess Common Stock Repurchases.

          (2) Debt to Cash Flow. The ratio of Debt to Cash Flow of the Borrower and its Subsidiaries shall not be greater than the ratios set forth for the respective time periods as set forth below:

                    Period                                 Ratio
                    ------                                 -----
3rd Fiscal Quarter 1993 through                            3.50 to 1.00
the end of 2nd Fiscal Quarter 1994

3rd Fiscal Quarter 1994 and                                3.00 to 1.00
all times thereafter


          (3) Fixed Charge Coverage Ratio.  The ratio of Income
Available for Debt Service to the sum of Lease Payments and Interest Expense of the Borrower and its Subsidiaries shall not be less than the amounts as set forth for the respective periods below:

           Period                                               Ratio
           ------                                               -----
   3rd Fiscal Quarter 1993 through                           1.25 to 1.00
   end of 1st Fiscal Quarter 1994

   Beginning through end of                                  1.00 to 1.00
   2nd Fiscal Quarter 1994

   Beginning of 3rd Fiscal Quarter                           1.50 to 1.00
   1994 through end of
   1st Fiscal Quarter 1995

   Thereafter during each of the                             1.50 to 1.00
   1st, 3rd and 4th Fiscal Quarters

   Thereafter during the                                     1.25 to 1.00
   2nd Fiscal Quarter


            (4) Guarantees. It and its Subsidiaries on a consolidated basis will not incur any Guaranteed Obligations (whether by directly guaranteeing obligations of another person or by agreement to purchase the indebtedness of any other person, or entering into an agreement for the furnishing of funds to any other person through the purchase of goods, supplies or services or by way of stock purchase, contribution, advance or loan for the purpose of paying or discharging the indebtedness of any other person or otherwise), in an aggregate amount in excess of $500,000, except for (A) the endorsement of negotiable instruments in the ordinary course of business for collection; and (B) guarantees of Debt incurred to pay the principal amount of the Credit Obligations, provided that, concurrently with the incurrence of such Guaranteed Obligation, the Borrower and the Agent agree in writing to reduce permanently the credit available to the Borrower under this Agreement by an amount equal to the amount of such Guaranteed Obligations and the Borrower pays any fee required to be paid in connection with such reduction.

            (5) Investment and Loans. It and its Subsidiaries on a consolidated basis will not, directly or indirectly, purchase or otherwise acquire any stock, security, obligation or evidence of indebtedness of, make any capital contribution to, own any equity interest in, or make any loan or advance to, any other person; provided, however, that it may continue to hold (A) Permitted Investments; and (B) other investments in an aggregate amount not exceeding $500,000.

            (6) Disposition of Assets. It will not without the consent of the Required Lenders (which consent shall not be unreasonably withheld), sell, lease, transfer or otherwise dispose of any substantial part of its properties and assets, except in the ordinary course of business.

            (7) Consolidation or Merger. It will not consolidate with or merge with or into another person or permit any other person to merge into it, except where the Borrower is the surviving entity and immediately following such merger no Default or Event of Default will exist.

            (8) Liens. It will not incur, create, assume or permit to exist any Lien upon any of its accounts receivable, contract rights, chattel paper, inventory, equipment, instruments, general intangibles or other personal or real property of any character, whether now owned or hereafter acquired, other than Liens that constitute Permitted Encumbrances or Liens existing as of the date hereof and described on EXHIBIT K hereof.

            (9) Dividends and Distributions. It will not become subject to any restrictions on the ability of such Subsidiary to pay dividends.

            (10) Inventory. 25% of Average Inventory will not exceed Cost of Goods Sold for any Fiscal Quarter.

            SECTION 7.9 Continuation of Current Business. Neither the Borrower nor any Subsidiary will engage in any business other than the business now being conducted by it.

            SECTION 7.10 Cooperation; Inspection of Properties. The Borrower shall permit the Lenders and their representatives to inspect the Borrower's properties and assets, and to inspect, review and audit the Borrower's books and records from time to time and at any reasonable time upon reasonable notice.

            SECTION 7.11 Use of Proceeds. The Borrower shall use the proceeds of Advances to provide working capital to the Borrower and for general corporate purposes.

            SECTION 7.12 Fiscal Year. The Borrower shall not change the manner, as set forth in the resolutions of the Borrower's Board of Directors dated February 26, 1987, in which it determines its Fiscal Year End from the manner in existence on the Closing Date.

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

        SECTION   8.1 Events of Default.  The following shall constitute Events of Default under this Agreement:

                      (a) the Borrower shall fail to pay within three days of the date when due any principal or any interest payable under the terms of any Note or any amount payable under this Agreement or any other of the Credit Obligations or any other amount owed to the Agent or Lenders under or in connection with the Loan Documents; or

                      (b) the Borrower shall default in the observance or performance of any provision in Article VII hereof; or

                      (c) The Borrower shall default in the performance or observance of any other provision of this Agreement (other than the provisions of Article VII hereof), except as covered by clause (a) or (b) above, and shall not cure such default within thirty days after the first to occur of (i) the date the Agent or Lenders gives written or telephonic notice of the default to the Borrower or (ii) the date the Borrower otherwise has notice thereof; or

                      (d) the Agent shall determine in good faith that any statement, certification, representation or warranty contained herein, or in any of the other Loan Documents or in any report, financial statement, certificate or other instrument delivered to the Agent or any Lender by or on behalf of the Borrower was misleading or untrue in any material respect at the time it was made; or

                      (e) default shall be made in the payment of any indebtedness (other than the Credit Obligations) of the Borrower when due if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity; or

                      (f) the Borrower shall fail to pay its debts generally as they come due, or a receiver, trustee, liquidator or other custodian shall be appointed for the Borrower or for any of the property of the Borrower or a petition in bankruptcy, or under any insolvency law, shall be filed by or against the Borrower or the Borrower shall apply for the benefit of, or take advantage of, any law for relief of debtors, or enter into an arrangement or composition with, or make an assignment for the benefit of, creditors; or

                      (g) final judgment for the payment of money in excess of any aggregate of $500,000 shall be rendered against the Borrower and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; or

                      (h) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

                      (i) an event of default, as therein defined, shall occur under any other Loan Document;

then, and in any such event and at any time thereafter, if such Event of Default shall then be continuing, (A) either or both of the following actions may be taken: (i) the Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans terminated, whereupon the obligation of each Lender to make further Loans hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Credit Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Credit Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (f) above, then the obligation of the Lenders to lend hereunder shall automatically terminate and any and all of the Credit Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders.

       SECTION 8.2 Agent to Act. In case any one or more Events of Default shall occur and be continuing, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

       SECTION 8.3 Cumulative Rights. No right or remedy herein conferred upon the Lenders, the Agent and the Borrower is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

       SECTION 8.4 No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender, the Agent or the Borrower in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies hereunder and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

       SECTION 8.5 Default. The Agent and the Lenders shall have no right to accelerate any of the Loans upon, or to institute any action or proceeding before any court as a result of, the occurrence of any Default which shall not also constitute an Event of Default; provided, however, nothing contained in this sentence shall in any respect impair or adversely affect the right, power and authority of the Agent and the Lenders (i) to take any action expressly required or permitted to be taken under the Loan Documents upon the occurrence of any Default (and including any action or proceeding which the Agent may determine to be necessary or appropriate in furtherance of any such expressly authorized action) and (ii) to take any action provided under the Loan Documents or otherwise available by statute, at law or in equity upon the occurrence of any Default.

       SECTION   8.6 Allocation of Proceeds.  If an Event of Default has
occurred and is continuing, and the maturity of the Notes has been accelerated pursuant to this Article VIII, all payments received by the Agent hereunder in respect of any principal of or interest on the Credit Obligations or any other amounts payable by the Borrower hereunder shall be applied by the Agent in the following order:

                      (i) amounts due to the Agent for the account of the Lenders pursuant to Section 2.12;

                      (ii) amounts due to the Agent pursuant to Section 9.11;

                      (iii) payments of interest, to be applied in accordance with Section 2.8 hereof;

                      (iv) payments of principal, to be applied in accordance with Section 2.8 hereof; and

                      (v) payments of all other amounts due under this Agreement, if any, to be applied in accordance with each Lender's pro rata share of all principal due to the Lenders.

                                   ARTICLE IX

                                   THE AGENT

          SECTION 9.1 Appointment. Each Lender hereby irrevocably designates and appoints NationsBank as the Agent of the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

          SECTION 9.2 Attorneys-in-fact. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          SECTION 9.3 Limitation on Liability. Neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer or partner thereof contained in this Agreement or in any of the other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in or received by the Agent under or in connection with this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents, or for any failure of the Borrower to perform its obligations thereunder. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or to inspect the properties, books or records of the Borrower.

          SECTION 9.4 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telecopy or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment and Acceptance shall have been filed with and accepted by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

          SECTION 9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender, or the Borrower or any of the Subsidiaries referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

          SECTION 9.6 No Representations. Each Lender expressly acknowledges that neither the Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into the possession of the Agent or any of its affiliates.

          SECTION 9.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting any obligations of the Borrower so to do), ratably according to the respective principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Note) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Obligations and the termination of this Agreement.

          SECTION 9.8 Lender. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though it were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

          SECTION 9.9 Resignation or Removal of Agent. If the Agent shall resign as Agent under this Agreement, then the Required Lenders may appoint a successor Agent for the Lenders, which successor shall be approved by the Lenders, which approval shall not be unreasonably withheld, which shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, however, that the former Agent's resignation shall not become effective until such successor Agent has been appointed and has succeeded of record to all right, title and interest of the former Agent; provided, further, if the Required Lenders cannot agree as to a successor Agent within ninety (90) days after such resignation, the Agent shall appoint a successor Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement; provided, however in such event all provisions of this Agreement and the Loan Documents, shall remain in full force and effect. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. The Agent may be removed at any time with or without cause by the Required Lenders.

          SECTION 9.10 Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Credit Obligations (other than any payment pursuant to Article IV) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Credit Obligations (other than any payment pursuant to Article IV or as otherwise permitted under Section 2.4 hereof), then (A) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Credit Obligations so that the amount of the Credit Obligations held by each of the Lenders shall be pro rata and (B) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 9.10 the term "pro rata" shall be determined with respect to both the Commitment of each Lender and to the Revolving Facility after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans; provided, further that so long as no Event of Default has occurred, payments of Competitive Bid Loans shall be disregarded for purposes of this Section 9.10. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 9.10 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          SECTION 9.11 Fees. The Borrower agrees to pay to the Agent, for its individual account, an annual Agent's fee in such amount as previously agreed and as may be modified as the Borrower and the Agent may agree from time to time.

        SECTION 9.12 Independent Agreements. The provisions contained in Sections 9.1 through 9.8 and 9.10 of this Article IX constitute independent obligations and agreements of the Agent and the Lenders and the Borrower shall not be deemed a party thereto nor bound thereby. Borrower does acknowledge the rights of Lenders and Agent under Sections 9.9 and 9.11 hereof.

                                   ARTICLE X

                                 MISCELLANEOUS

          SECTION 10.1  Assignments and Participations.

               (a) At any time after the Closing Date each Lender may, with the prior written consent of the Agent and the Borrower, assign to one or more banks or financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Notes payable to its order); provided, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations (including Loans and Participations) under this Agreement, (ii) for each assignment involving the issuance and transfer of Notes, the assigning Lender shall execute an Assignment and Acceptance and the Borrower hereby consents to execute replacement Notes to give effect to the assignment, (iii) the minimum Commitment which shall be assigned is $3,000,000 (together with which the assigning Lender's applicable portion of Participations shall also be assigned) and (iv) such assignee shall have an office located in the United States. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated to it pursuant to such Assignment and Acceptance have the rights and obligations of a Lender hereunder (including, in respect of the Collateral, all the rights and obligations of a Lender, as fully as if such assignee had been named as a Lender in this Agreement) and a holder of such Notes and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its future obligations under this Agreement. No assignee shall have the right to further assign its rights and obligations pursuant to this
Section 10.1. Any Lender who makes an assignment shall pay to the Agent a onetime administrative fee of $2,500.00 which fee shall not be reimbursed by Borrower.

               (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under any Loan
Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section
7.3 and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently, and without reliance upon the Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Note and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of such Note.

          (c) The Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to Borrower.

          (e) Each Lender may sell participations to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any Notes issued to it for the purpose of this Agreement, (iv) such participations shall be in a minimum amount of $1,000,000 and shall include an allocable portion of such Lender's Participation, and (v) Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement; provided, that the participation agreement between a Lender and its participants may provide that such Lender will obtain the approval of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of this Agreement which would (A) extend the maturity of the Notes, (B) reduce the interest rate hereunder, or (C) increase the Commitment of the Lender granting the participation other than in accordance with the terms of the Loan Documents, and (vi) the sale of any such participations which require Borrower to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

                 (f) Notwithstanding the provisions of this Section 10.1 to the contrary, any Lender may assign all or any portion of its interest in Loans to its Affiliates without approval of the Agent or Borrower upon payment of the administrative fee described in Section l0.1(a) above, and all or any portion of its interest in Loans to the Federal Reserve Bank without approval of the Agent or Borrower and without payment of any fees.

        SECTION 10.2 Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of telephonic notice or notice by telecopy, telegram or telex (where the receipt of such message is verified by return) expressly provided for hereunder, when received at such telephone, telecopy or telex number as may from time to time be specified in written or verbal notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, addressed to such party at said address:

                (a)  if to the Borrower at:

                     Hancock Fabrics, Inc.
                     3406 W. Main St.
                     Tupelo, Mississippi 38803
                     Attention:  Chief Financial Officer
                     Telephone:  (601) 842-2834

                     with a copy to:

                     Donahue, Gallagher, Woods & Wood
                     1900 Kaiser Center
                     300 Lakeside Drive
                     Oakland, California 94612-3570
                     Attention:  Gail P. Clark

                (b)  if to the Agent at:

                     600 Peachtree Street, N.E.
                     21st Floor
                     Atlanta, Georgia 30308-2212
                     Attention:  Shawn Welch, Corporate Banking
                     Telephone:  (404) 607-5530

        (c)  if to the Lenders:

             At the addresses and at the respective telephone numbers set forth on the signature pages hereof or on the signature page of each Assignment and Acceptance and at the respective telephone numbers listed below.

     SECTION 10.3   Setoff.  The Borrower agrees that the Agent and each
Lender shall have a lien for all the Credit Obligations of the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or such Lender or otherwise in the possession or control of the Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or such Lender, whether now existing or hereafter established, hereby authorizing the Agent and each Lender at any time or times from and after the occurrence of a Default or Event of Default with or without prior notice to apply such balances or any part thereof to such of the Credit Obligations of the Borrower to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     SECTION 10.4 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of the Credit Obligations remain outstanding or any Lender has any Commitment hereunder. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in this Agreement and the Notes shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them and any rights of the Borrower hereunder shall inure to the benefit of successors and assigns of Borrower to the extent Lenders may consent to succession or assignment.

     SECTION 10.5 Expenses. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement or any of the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and customary fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, including without limitation, the reasonable fees and disbursements of its counsel, (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure of Borrower to pay or delay of Borrower in paying, documentary, stamp, excise, withholding and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, and (d) from and after the occurrence of any Event of Default to pay, indemnify, and hold the Agent and Lenders harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or in any respect relating to the transactions contemplated hereby or thereby, (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrower shall have no obligation hereunder with respect to indemnified liabilities arising from (i) the willful misconduct or gross negligence of the party seeking indemnification, (ii) legal proceedings commenced against the Agent or any Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) any taxes imposed upon the Agent or any Lender other than the documentary, stamp, excise, withholding and similar taxes described in clause (c) above or any tax resulting from any change described in
Section 4.1, which tax would be payable to Lenders by Borrower pursuant to
Article IV hereof, (iv) taxes imposed as a result of a transfer or assignment of any Note, participation or assignment of a portion of its rights, (v) any taxes imposed upon any transferee of any Note, or (vi) or by reason of the failure of the Agent or any Lender to perform its or their obligations under this Agreement. The agreements in this subsection shall survive repayment of the Notes and all other Credit Obligations hereunder.

     SECTION 10.6 Amendments. No amendment, modification or waiver of any provision of this Agreement or any of the Loan Documents and no consent by the Lenders to any departure therefrom by the Borrower shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Agent and the Borrower, but only upon having received the written consent of the Required Lenders, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification or waiver

                (i) which changes, extends or waives any provision of Section 2.10, Section 9.10 or this Section 10.7, the amount of or the due date of any scheduled installment of or the rate of interest payable on any Credit Obligation, changes the definition of Required Lenders, which increases or extends the Commitment of any Lender or which increase or extends the Termination Date other than as provided in Section 2.11 or which waives any condition to the making of any Loan shall be effective unless in writing and signed by each of the Lenders; provided, however, the Required Lenders may in their sole discretion waive any Default or Event of Default (other than any Event of Default under Section 8.1(a) as to which only the Lender which is the payee of a Note may waive the failure to make a payment of principal or interest due on such Note);

               (ii) which affects the rights, privileges, immunities or indemnities of the Agent, shall be effective unless in writing and signed by the Agent.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders; however, the Borrower shall be entitled to rely on the signature of the Agent as evidence of consent. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as provided by law or as otherwise expressly provided herein. No delay or omission on any Lender's, the Agent's or the Borrower's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

        SECTION 10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

        SECTION 10.8 Waivers by Borrower. In any litigation in any court with respect to, in connection with, or arising out of this Agreement, the Loans, any of the Notes, any of the other Loan Documents, the Credit Obligations, or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between the Borrower and the Lenders or the Agent, the Borrower and each Lender and the Agent hereby waive trial by jury in connection with any such litigation.

        SECTION 10.9 Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Credit Obligations arising prior to or after such termination have been irrevocably paid in full. The security interests, liens and rights granted to the Agent for the benefit of the Lenders hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Credit Obligations have been paid in full after the termination hereof or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Credit Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Credit Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold such Lender harmless for, the amount of such payment surrendered until such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

        SECTION 10.10 Governing Law. All documents executed pursuant to the transactions contemplated herein, including, without limitation, this Agreement and each of the Loan Documents shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of Georgia. The Borrower hereby submits to the jurisdiction and venue of the state and federal courts of Georgia for the purposes of resolving disputes hereunder or for the purposes of collection.

        SECTION 10.11 Indemnification. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of the Commitments, and so long as the Agent and Lenders have fulfilled their obligations hereunder, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, claims, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any of the following:

               (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

               (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties;

               (c) provided Lenders have no ownership interest in real property of Borrower, any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Borrower of any hazardous waste material; or

               (d) provided Lenders have no ownership interest in real property of Borrower, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower of any hazardous waste material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any environmental laws), regardless of whether caused by, or within the control of, the Borrower, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

        SECTION 10.12 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

        SECTION 10.13 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders. The Agent and the Lenders may assign or transfer their interest hereunder but only as provided herein.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

WITNESS:                    HANCOCK FABRICS, INC.
/s/ John R. Bryson
- -----------------------
/s/ William D. Smothers
- -----------------------     By:/s/ Larry G. Kirk
                             --------------------------------------------------
                             Title: Senior Vice President
                                    Chief Financial Officer
                            Wire Instructions:

                            Bank of Mississippi
                            --------------------------------------------------
                            ABA 065300486
                            --------------------------------------------------
                            Acct #01-21051-3
                            --------------------------------------------------

                            NATIONSBANK OF GEORGIA,
                            NATIONAL ASSOCIATION, as Agent
                            for the Lenders


                            By:/s/ Shawn B. Welch
                               ---------------------
                                Shawn B. Welch
                                Title: Vice President


COMMITMENT:                 NATIONSBANK OF GEORGIA,
$25,000,000                 NATIONAL ASSOCIATION


                            By:/s/ Shawn B. Welch
                               ---------------------
                                Shawn B. Welch
                                Title: Vice President

                              Lending Office:

                                 600 Peachtree Street, N.E.
                                 21st Floor
                                 Corporate Bank
                                 Atlanta, Georgia 30308

                              Wire Transfer Instructions:
                                NationsBank of Georgia,
                                  National Association
                                Atlanta, Georgia
                                ABA #061000052
                                Reference: HANCOCK FABRICS, INC.
                                Attention: Charlotte Whitaker
                                           1-800-645-2939
                                           Phone:(404)607-5526
                                           Fax:(404)607-6176

 COMMITMENT:                WACHOVIA BANK OF GEORGIA, N.A.
$15,000,000

                            By:/s/ Thomas T. Ponder
                               --------------------
                                 Thomas T. Ponder
                                 Title: Assistant Vice President

                              Lending Office:
                                Wachovia Bank of GA, N.A.
                                191 Peachtree St., N.E.
                                Atlanta, Georgia 30308

                              Wire Transfer Instructions:
                                Wachovia Bank of Georgia
                                Atlanta, Georgia 30308
                                Credit Money Transfer
                                Account #18-800-621
                                ABA #061000010
                                Reference: Hancock Fabrics
                                Attention: Brutene Linder
                                           Phone: (404) 332-5882
                                           Fax: (404) 332-5016

COMMITMENT:                 TRUST COMPANY BANK
$15,000,000

                             By:/s/ Gregory L. Cannon
                                ----------------------
                                  Gregory L. Cannon
                                  Title: Assistant Vice President

                                          and


                             By:/s/ Michael D. Bluestein
                                -------------------------
                                  Title: Corp. Banking Officer



                              Lending Office:
                                  25 Park Place, Center 120
                                  Atlanta, Georgia 30303

                              Wire Transfer Instructions:
                                Trust Company Bank
                                Credit Wire Clearing General
                                Acct. No.: 8892170730
                                ABA #061000104
                                Reference: Hancock Fabrics
                                Attention: Tanya Van Hoozer
                                           Phone: (404) 581-1612
                                           Fax: (404) 588-8833

COMMITMENT:                  BANK OF MISSISSIPPI
$5,000,000

                             By:/s/ Coy R. Livingston
                                ---------------------------------
                                  Coy R. Livingston
                                  Title: Executive Vice President

                              Lending.Office:
                                  One Mississippi Plaza
                                  Tupelo, Mississippi 38801


                              Wire Transfer Instructions:

                                  -------------------------------
                                  -------------------------------
                                  ABA #0653-00486
                                  Reference: Hancock Fabrics
                                  Attention: Corporate Banking Division
                                             Phone: (601) 680-2310
                                             Fax: (601) 680-2261

                                  EXHIBIT A


                                                     Applicable
        Lender                                   Commitment Percentage
        ------                                  ---------------------

NationsBank of Georgia, National Association           41.67%

Wachovia Bank of Georgia, N.A.                            25%

Trust Company Bank                                        25%

Bank of Mississippi                                     8.33%

                                   EXHIBIT B

                       FORM OF ASSIGNMENT AND ACCEPTANCE

                         DATED _______________' 19____

           Reference is made to the Credit Agreement dated as of September 20, 1992 (the "Agreement") among HANCOCK FABRICS, INC., a Delaware corporation ("Borrower"), the Lenders (as defined in the Agreement) and NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, as Agent for the Lenders ("Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

           ________________________ (the "Assignor") and ______________
_______________ (the "Assignee") agree as follows:

           1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, a ________%1 interest in and to all of the Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Loan owing to, and Participations held by, the Assignor on the Effective Date, and the Notes held by the Assignor.

           2. The Assignor (i) represents and warrants that, as of the date hereof, the aggregate outstanding principal amount of the Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto and (v) attaches the Notes referred to in paragraph 1 above and requests that the Agent exchange such Note for new Note(s) as follows: A Syndicated Note, dated _____________, 19__ in the principal amount of $ _________, and Competitive Bid Note, dated _________, 19__ in the principal amount of $__________ payable to the order of the Assignor, and a Syndicated Note, dated __________________________

____________________

         (1)  Specify percentage in no more than 4 decimal points.

19_, in the principal amount of $________________ and Competitive Bid Note, dated ___________, 19__ in the principal amount of $__________ payable to the order of the Assignee.

           3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in
Section 7.3 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by the Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

           4. The effective date for this Assignment and Acceptance shall be ____________________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent in its records.

           5.  Upon such acceptance and recording, as of the Effective Date,
(i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

           6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement and Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, commitment fees and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

           7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of Georgia.

                                      (NAME OF ASSIGNOR)

                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                      Notice Address:
                                                     -----------------------

                                                     -----------------------

                                                     -----------------------
                                      After the Effective Date
                                      Outstanding Revolving Loans:$
                                                                   ---------


                                      (NAME OF ASSIGNEE)

                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                      Notice Address:
                                                     -----------------------

                                                     -----------------------

                                                     -----------------------
                                      After the Effective Date
                                      Outstanding Revolving Loans:$
                                                                   ---------



                             Accepted this         day of        , 19
                                          -------         -------     ------

                             NATIONSBANK    OF    GEORGIA,     NATIONAL
                             ASSOCIATION, as Agent

                             By:
                                --------------------------------------------
                                  Name:
                                  Title:

Consented to:

Hancock Fabrics, Inc.
By:
   -----------------------------------
   Name:
   Title:

                                   EXHIBIT C

                         AUTHORIZED OFFICER CERTIFICATE

                         Authorized Officer Certificate

           Reference is hereby made to the Credit Agreement, dated as of September 20, 1993 (the "Agreement") among NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, as Agent for certain Lenders signatory thereto, such Lenders, and HANCOCK FABRICS, INC. (the "Borrower"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in Agreement.

           The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Officer under the Agreement, and hereby represents and warrants that (i) set forth opposite each such individual's corporate office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Officer thereunder:

Name and Address                     Office Held                         Specimen Signature

Morris 0. Jarvis                     Chairman of the Board,
3406 West Main                       Chief Executive Officer
Tupelo, MS  38801                    and President                        /s/ Morris O. Jarvis
                                                                          ---------------------


Jack W. Busby, Jr.                   Executive Vice President             /s/ Jack W. Busby
3406 West Main                                                            ---------------------
Tupelo, MS  38801


Larry G. Kirk                        Senior Vice President,
3406 West Main                       Chief Financial Officer
Tupelo, MS  38801                    and Secretary                        /s/ Larry G. Kirk
                                                                          ---------------------




     This the 20 day of September, 1993.
             ----       ---------    --

  WITNESS:                                                    HANCOCK FABRICS, INC.
/s/ John R. Bryson                                            By /s/ Larry D. Fair
- -----------------------                                          ------------------

/s/ William D. Smothers                                       Title: Asst. Secretary
- -----------------------

                                   EXHIBIT D

                             Hancock Fabrics, Inc.

                      REQUEST FOR ADVANCE OR INTEREST RATE
                         ELECTION FOR SYNDICATED LOANS

           Under the Credit Agreement dated as of ___________, 1993 (the "Credit Agreement") entered into by HANCOCK FABRICS, INC., a Delaware corporation (the "Borrower"), and NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, a national banking association (the "Agent"), and the Lenders party thereto:

                              Request for Advance

           Pursuant to Section 2.2 of the Credit Agreement, the Borrower hereby requests an Advance as follows:

                   (a)  Amount of Advance - $__________.

                   (b)  Date as of which the Advance is to be made __________.

                   (c) The following interest rate information is provided by respect to the Segment represented by the Advance:

                        (i) the interest rate shall be [the Floating Rate] [the LIBOR-Based Rate] [the CD Rate] (circle one).

                        (ii) If a LIBOR-Based Rate is selected, the maturity selected for the Interest Period is [one month] [two months] [three months] for a LIBOR-Based Rate (circle one, if applicable).

                        (iii) If a CD Rate is selected, the maturity selected for the Interest Period is [30 days] [60 days] [90 days] [180 days].

                             Interest Rate Election

           Pursuant to Section 3.2 of the Credit Agreement, the Borrower makes the following interest rate election with respect to the Segment in the principal amount of $____________ that matures on __________.

                   (a) The amount of the Segment to which the requested interest rate will apply - $__________.

                   (b) The date on which the selected interest rate will become applicable - ____________.

                   (c)  The interest rate selected is [the Floating Rate] [the
                         CD Rate] [the LIBOR-Based Rate] (circle one).

                   (d) If a LIBOR-Based Rate is selected, the maturity selected for the Interest Period is [one month] [two months] [three months] for a LIBOR-Based Rate (circle one, if applicable).

                   (e)  If a CD Rate is selected, the maturity selected for the
                         Interest Period is [30 days] [60 days] [90 days] [180 days].

In accordance with Section 6.1 of the Credit Agreement, the presentation by the Borrower of this Request for Advance or Interest Rate Election constitutes a representation and warranty by the Borrower to the Agent and the Lenders that, to the best of our knowledge, no material adverse change in the financial condition of the Borrower and its Subsidiaries, on a consolidated basis, as reflected in the financial statements referred to in Section 5.3 of the Credit Agreement, has occurred since the date of such financial statements and that the representations and warranties of Borrower contained in the Credit Agreement continue to be true and correct (except the financial statements referred to in Section 5.3 shall be deemed those most recently delivered to the Agent pursuant to Section 7.3).

           Dated           .
                 ----------

                                         HANCOCK FABRICS, INC.


                                         By:
                                             ------------------------------
                                             Its
                                                 --------------------------

                                   EXHIBIT E

                   FORM OF COMPETITIVE BID QUOTE CONFIRMATION


To:                     Hancock Fabrics, Inc.

Attention:

Re:                     Competitive Bid Quote to Hancock Fabrics, Inc.
                        (the "Borrower")


           The Competitive Bid Quote is given in accordance with Section 2.3(c) of the Credit Agreement dated as of September 20, 1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Hancock Fabrics, Inc., the lenders named therein and NationsBank of Georgia, National Association, as agent. Terms defined in the Credit Agreement are used herein as defined therein.

           In response to the Borrower's invitation dated _____________, 199_, we hereby make the following Competitive Bid Quote(s) on the following terms:

                   1.   Quoting Bank:

                   2.   Person to contact at Quoting Bank:

                   3. We hereby offer to make Competitive Bid Loan(s) in the following principal amount[s], for the following Interest Period(s) and at the following rate(s):

Borrowing  Quotation                            Interest
  Date       Date   (1)  Amount (2) Type(3)   Period (4)  Rate(5)
- ---------  ---------     ------     ----     --------     ----


_________________

           (1)  As specified in the related Competitive Bid Quote Request.

           (2) The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $2,000,000 or a larger multiple of $1,000,000.

           (3) Indicate "LIBOR Margin" (in the case or LIBOR Market Loans) or "Absolute Rage" (in the case of Absolute Rate Loans).

           (4) One, two, three or six monts, in the case of a LIBOR Market Loan or, in the case of an Absolute Rate Loan, a period of up to 180 days after the making of such Absolute Rate Loan, as specified in the related Competitive Bid Market Quote Request.

        We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] us to make the Competitive Bid Loan(s) for which any offer(s) (is/are) accepted, in whole or in part (subject to the third sentence of Section 2.3(e) of the Credit Agreement).

                                             Very truly yours,

                                             [NAME OF BANK]


                                             By:
                                                -------------------------------
                                                Authorized Officer

Dated:            ,
        ----------  ----





________________________
        (5) (....continued)
        (5) For a LIBOR Market Loan, specify margin over or under the London interbank offered rate determined for the applicable
Interest  Period.   Specify  percentage (rounded  to the  nearest
1/10,000 of 1%) and specify whether "PLUS" or "MINUS". For an Absolute Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).

                                   EXHIBIT F

                 (Form of Acceptance of Competitive Bid Quotes)

                             Hancock Fabrics, Inc.


Name of Bank                Rate Quote               Amount Allocated
- ------------                ----------               ----------------

                                  EXHIBIT G-1

                           [Form of Syndicated Note]

                                PROMISSORY NOTE


$_____________1                                             September__, 1993



           FOR VALUE RECEIVED, Hancock Fabrics, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to ____________ _______________2 (the "Lender"), for account of its Applicable Lending Office provided for by the Credit Agreement referred to below, at the principal office of NationsBank of Georgia, National Association, at NationsBank Plaza, Atlanta, Georgia 30308-2213, the principal sum of ______________________3 Dollars (or such lesser amount as shall equal the aggregate unpaid principal under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Syndicated Loan, at such office, in like money and funds, for the period commencing on the date of such Syndicated Loan until such Syndicated Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

           The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Syndicated Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Syndicated Loans made by the Lender.

           This Note is one of the Syndicated Notes referred to in the Credit Agreement dated as of September __, 1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among the Borrower, the lenders named therein and NationsBank of Georgia, National Association, as Agent, and evidences Syndicated Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

____________________

(1)  Insert the amount of Lender's Commitment.
(2)  Insert name of Lender in capital letters
(3)  Insert Lender's Commitment in words.

           The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney,s fees.

           As permitted by Section 10.1(a) of the Credit Agreement, this Note may be assigned by the Lender to any other Person with the consent of the Agent and the Borrower.

           This Note shall be governed by, and construed in accordance with, the law of the State of Georgia.

                                             HANCOCK FABRICS, INC.


ATTEST:
                                             By:
                                                ---------------------------
                                                President
By:
    ---------------------
    Secretary

                                             [CORPORATE SEAL]

                          SCHEDULE OF SYNDICATED LOANS


           This Note evidences Syndicated Loans made, continued or converted under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the continuations, conversions and prepayments of principal set forth below:


            Principal
Date         Amount      Type                    Maturity     Amount      Unpaid
 of           of          of        Interest     Date of      Paid or     Principal     Notation
Loan         Loan        Loan         Rate         Loan       Prepaid      Amount       Made by
- ----       ---------     ----       --------     --------     -------     --------      --------


                                  EXHIBIT G-2


                         [Form of Competitive Bid Note]

                                PROMISSORY NOTE


$_____________1                                     ____________, 1993



           FOR VALUE RECEIVED, Hancock Fabrics, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to ____________ _______________2 (the "Lender"), for account of its Applicable Lending Office provided for by the Credit Agreement referred to below, at the Applicable Lending Office the aggregate unpaid principal amount of the Competitive Bid Loans made by the Lender to the Borrower under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Competitive Bid Loan, at such office, in like money and funds, for the period commencing on the date of such Competitive Bid Loan until such Competitive Bid Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

           The date, amount, Type, interest rate and maturity date of each Competitive Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Borrower on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Competitive Bid Loans made by the Lender.

           This Note is one of the Competitive Bid Note referred to in the Credit Agreement dated as of September __, 1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among the Borrower, the lenders named therein and NationsBank of Georgia, National Association, as Agent, and evidences Competitive Bid Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.


____________________

(1)  Insert the amount of Lender's Commitment.
(2)  Insert name of Lender in capital letters.

           The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Competitive Bid Loans upon the terms and conditions specified therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney,s fees.

           As permitted by Section 10.1(a) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person with the consent of the Borrower and the Lenders.

           This Note shall be governed by, and construed in accordance with, the law of the State of Georgia.

                                             HANCOCK FABRICS, INC.


ATTEST:
                                             By:
                                                ---------------------------
                                                President
By:
    ---------------------
    Secretary

                                             [CORPORATE SEAL]

                       SCHEDULE OF COMPETITIVE BID LOANS


           This Note evidences Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:


            Principal
Date         Amount      Type                     Maturity     Amount      Unpaid
 of           of          of        Interest      Date of      Paid or     Principal    Notation
Loan         Loan        Loan         Rate          Loan       Prepaid      Amount       Made by
- ----       ---------     ----       --------      --------     -------     --------     --------


                                   EXHIBIT H

                                    FORM OF
                             COMPLIANCE CERTIFICATE

           Reference is made to that certain Credit Agreement between Hancock Fabrics, Inc., a Delaware corporation (the "Borrower"), NationsBank of Georgia, National Association, a National banking association (the "Agent"), and the Lenders party thereto, dated as of September 20, 1993 (the "Credit Agreement"). Capitalized terms used in this certificate and the Schedule attached hereto, unless otherwise defined herein, have the meanings assigned to them in the Credit Agreement.

           The undersigned does hereby certify to the Agent as follows:

           1. He is the duly elected and serving chief financial officer of the Borrower.

           2. He has reviewed the terms of the Credit Agreement and the other Loan Documents and has made, or has caused to be made under his supervision, a review of the transactions and conditions of the Borrower and its Consolidated Entities through the date on which this certificate is delivered to the Agent. No Event of Default or event that upon notice or lapse of time or both would constitute an Event of Default under the Credit Agreement has occurred and is continuing as of the date this certificate is delivered to the Lender, except as follows: __________________________________________________________________
_______________________________________________________________________________
___________________________ [Give detailed description or insert "none" if appropriate].

           3. The computations relating to the Borrower's financial conditions set forth on Schedule I attached hereto were true and correct as of __________, 19__ (such date being the last day of the most recently ended fiscal calendar quarter) and there has been no material adverse change in such amounts upon which such computations are based through the date on which this certificate is delivered to the Lender.




                           _______________________________________________
                           Chief Financial Officer of HANCOCK FABRICS, INC.



          , 19
__________    ___

                                   SCHEDULE I

                         Financial Covenant Compliance

        The following financial covenant calculations are made as of _______________ (the "Determination Date"):


  Quarterly Calculations:

          1.  The Net Worth as at the Determination Date was
       $________________.  The minimum net worth required was     $
       calculated as follows:                                      ----------,

            (a)  Minimum                                          $
                                                                   ----------
            (b)  Net income for successive
                 quarters x .25%
                                                                   ----------
            (c)  Net proceeds of sale of
                 capital stock, if any
                                                                   ----------
            (d)  sum of (a) + (b) + (c)
                                                                   ----------

            2. The ratio of Debt to Cash Flow as at the Determination Date for the four most recent fiscal quarters was _______ to 1.00, calculated as follows:

            (a)  Debt                                             $
                                                                   ----------
            (b)  Net Income
                                                                   ----------
            (c)  Depreciation and amortization
                                                                   ----------
            (d)  LIFO Charge
                                                                   ----------
            (e)  Sum of (b) through (d)
                                                                   ----------
            (f)  (a) / (e)
                                                                   ----------
            Required:  Not greater than 3.50 to 1.00.

            3. Average Inventory covenant in Section 7.8(10) was calculated as follows:

            (a)  Cost of consolidated inventories                 $
                 at beginning of quarter                           ----------

            (b)  Cost of consolidated inventories
                 at end of quarter                                 ----------

            (c)  (a + b) X .25
                 -------                                           ----------
                    2
            (d) Cost of Goods Sold
                                                                   ----------

            Required:  Amount in (c) cannot exceed amount in (d).

          4. The Fixed Charge Coverage Ratio as of the Determination Date for the most recent fiscal quarter was _____ to 1.00, calculated as follows:

         (a)  Income Available for Debt                          $
              Service                                              -----------

         (b)  Lease Payments
                                                                   -----------
         (c)  Interest Expense
                                                                   -----------
         (d)  Sum of (b) + (c)
                                                                   -----------
         (e)  (a) / (d)
                                                                   -----------

        Required: See Section 7.8(3) for ratios required for particular quarters.



_____________, 19 __          ____________________________________
                              ___________ of HANCOCK FABRICS, INC.

                                  EXHIBIT I

                             SUMMARY OF INSURANCE

                                          CURRENT
COVERAGE                                  CARRIER                   LIMITS
- --------                                  -------                   ------

                                   EXHIBIT J

                             Hancock Fabrics, Inc.

                                  SUBSIDIARIES

                            Minnesota Fabrics, Inc.

                                   EXHIBIT K

                                     LIENS

                                      NONE